    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1999

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            GEMINI RE HOLDINGS LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         BERMUDA                     6719                  NOT APPLICABLE
 (STATE OF INCORPORATION)     (PRIMARY STANDARD           (I.R.S. EMPLOYER
                                  INDUSTRIAL            IDENTIFICATION NO.)
                             CLASSIFICATION CODE
                                   NUMBER)

               REID HALL                        CT CORPORATION SYSTEM
             3 REID STREET                          1633 BROADWAY
        HAMILTON HM 11 BERMUDA                NEW YORK, NEW YORK 10019
            (441) 295-4484                         (212) 664-1666
   (ADDRESS, INCLUDING ZIP CODE, AND     (NAME, ADDRESS, INCLUDING ZIP CODE,
           TELEPHONE NUMBER,                        AND TELEPHONE
 INCLUDING AREA CODE, OF REGISTRANT'S   NUMBER, INCLUDING AREA CODE, OF AGENT
     PRINCIPAL EXECUTIVE OFFICES)                   FOR SERVICE)

                                ---------------

                                  COPIES TO:

  RICHARD WARREN SHEPRO,    LISA J. MARSHALL, ESQ.     PETER J. GORDON, ESQ.
           ESQ.             CONYERS DILL & PEARMAN       SIMPSON THACHER &
  CAROL S. RIVERS, ESQ.        CLARENDON HOUSE                BARTLETT
   MAYER, BROWN & PLATT   2 CHURCH STREET, P.O. BOX     425 LEXINGTON AVENUE
 190 SOUTH LASALLE STREET           HM666             NEW YORK, NEW YORK 10017
 CHICAGO, ILLINOIS 60603-  HAMILTON, HM CX, BERMUDA        (212) 455-2000
           3441                 (441) 295-1422
      (312) 782-0600

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                              PROPOSED
                TITLE OF EACH CLASS                      MAXIMUM AGGREGATE            AMOUNT OF
           OF SECURITIES TO BE REGISTERED                OFFERING PRICE (1)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Shares, par value $1.00 per share............        $400,000,000               $111,200

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

      This Registration Statement contains three forms of prospectus: one to be used in connection with an offering of the Common Shares in the United States and Canada (the "U.S. Prospectus"), a second to be used in connection with a concurrent offering of the Common Shares outside the United States and Canada (the "International Prospectus") and a third to be used in connection with a concurrent direct offering of the Common Shares by the Company to its directors and officers (the "Director and Officer Prospectus"). The three prospectuses are identical in all respects except for the front cover page, the Section entitled "Underwriting" ("Plan of Distribution" in the Director and Officer Prospectus) and the back cover page. Pages included in the International Prospectus and the Director and Officer Prospectus and not in the U.S. Prospectus are marked "Alternative Page for the International Prospectus" and "Alternative Page for the Director and Officer Prospectus," respectively.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE       +
+AMENDED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE RELATED REGISTRATION + +STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE + +STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE +
+WHERE THE OFFER OR SALE IS NOT PERMITTED.                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED        , 1999

PROSPECTUS
                                            SHARES
                              GEMINI RE HOLDINGS LTD.
                                 COMMON SHARES

                                  -----------

    This is Gemini Re Holdings Ltd.'s initial public offering of Common Shares.
The U.S. underwriters will offer                Common Shares in the United
States and Canada and the international managers will offer
Common Shares outside the United States and Canada. This is a firm commitment underwriting.

    We expect the public offering price to be $15.00 per share. Currently, no public market exists for the Common Shares. After pricing the offerings, we expect that the Common Shares will trade on the Nasdaq National Market under
the symbol "    ."

    The Company is also offering by a separate prospectus up to Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price, less the per share underwriting discount. Those sales will be consummated simultaneously with the public offerings.

    INVESTING IN THE COMMON SHARES INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

                                  -----------

                                                         PER SHARE TOTAL
                                                         --------- ------
     Public Offering Price..............................  $        $
     Underwriting Discount..............................  $        $
     Proceeds, before expenses, to the Company..........  $        $

    The U.S. underwriters may also purchase up to an additional
Common Shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an aggregate of an
additional               Common Shares.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We expect that the Common Shares will be ready for delivery in New York,
New York on or about                , 1999.

                                  -----------

MERRILL LYNCH & CO.
                                CHASE SECURITIES
                                INC.

           The date of this prospectus is                     , 1999

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Forward-Looking Statements...............................................   2
Enforcement of Civil Liabilities Under United States Federal Securities
 Laws....................................................................   4
Summary..................................................................   5
Risk Factors.............................................................  10
Use of Proceeds..........................................................  18
Dividend Policy..........................................................  18
Capitalization...........................................................  19
Dilution.................................................................  20
Unaudited Pro Forma Balance Sheet........................................  21
Management's Discussion and Analysis of Financial Condition and Plan of
 Operations..............................................................  22
Business.................................................................  25
Management...............................................................  42
Principal Shareholders...................................................  47
Certain Transactions.....................................................  47
Description of Capital Stock.............................................  48
Shares Eligible for Future Sale..........................................  54
Direct Sales.............................................................  55
Certain Tax Considerations...............................................  56
Underwriting.............................................................  65
Legal Matters............................................................  69
Experts..................................................................  69
Additional Information...................................................  69
Glossary of Selected Reinsurance and Insurance Terms.....................  71
Index to Balance Sheet................................................... F-1

                               -----------------

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. We have used the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions in this prospectus to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include those described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations." We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               -----------------

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition and prospects may have changed since that date.

                               -----------------

      We have obtained consent for the issue and transfer of the Common Shares from the Bermuda Monetary Authority as required by The Exchange Control Act 1972 of Bermuda and related regulations. In addition, we have delivered a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to The Companies Act 1981 of Bermuda. However, the Bermuda Monetary Authority and

Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

                               -----------------

      Amounts in this prospectus are expressed in U.S. dollars and the financial statements contained in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

                               -----------------

      These securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or the adequacy of this document. The buyer in North Carolina understands that neither the Company nor its subsidiaries are licensed in North Carolina pursuant to Chapter 58 of the North Carolina general statutes nor could they meet the basic admissions requirements imposed by such chapter at the present time.




      CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING THE PURCHASE OF COMMON SHARES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

      Gemini Re Holdings Ltd (the "Company") and Gemini Re Ltd., a wholly-owned subsidiary of the Company through which the Company expects to conduct substantially all of its operations ("Gemini Re"), are both organized pursuant to the laws of Bermuda. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares by serving CT Corporation System, 1633 Broadway, New York, New York 10019, our United States agent irrevocably appointed for that purpose.

      We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws or (2) original actions brought in Bermuda against us or those persons predicated solely upon United States federal securities laws. We also have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to that nation's public policy.

                                    SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before investing in the Common Shares. The terms "the Company," "us" and "we" as used in this prospectus refer to Gemini Re Holdings Ltd. and its wholly-owned subsidiary, Gemini Re, as a combined entity, except where it is clear that such term means only the parent company.

     The Company and Gemini Re were recently organized in Bermuda to provide multi-line reinsurance and insurance on a worldwide basis. We will adopt an innovative business strategy involving a balanced and coordinated approach to insurance underwriting and investing. We will engage in large, highly structured transactions in addition to traditional reinsurance and insurance transactions. We will principally target long-duration risks, including traditional life and annuity, workers' compensation, medical malpractice and disability reinsurance, as well as structured settlements. We intend to balance the underwriting of long-duration risks with an investment approach that we anticipate will produce superior compound returns over the term of the underwriting liabilities. We will seek to develop a select client base principally comprised of primary life and property and casualty insurance and reinsurance companies as well as large multinational corporations.

     We believe that we can realize significant competitive advantages by building a business with the following key features:

     . A high level of capitalization to support our global reinsurance and insurance operations

     . A business strategy that matches profitable long-tailed liability underwriting with long-term investments to produce superior shareholder returns

     . A unique arrangement that aligns the compensation of the investment manager with the long-term interests of management and shareholders

     . A sophisticated proprietary risk management approach that allocates capital to both underwriting and investment transactions

     . The ability to provide custom designed, highly-structured reinsurance and insurance products that combine underwriting, financial and investment expertise

     . Incorporation in Bermuda, a regulatory environment that permits creative product development and flexible investment strategies

     Our business strategy responds to a number of industry trends that we believe will continue to increase the demand for traditional and sophisticated reinsurance and insurance products, including:

     . Price sensitivity among purchasers of reinsurance and insurance

     . Restructuring in the insurance industry, including consolidation and demutualization

     . Stringent reserve and capital requirements of regulators and rating agencies

     . Convergence of the insurance and capital markets

     We will seek to earn a high rate of total return on our capital by investing in a combination of fixed income securities and highly-liquid managed funds. We have retained Union Spring Asset Management, Inc. ("Union Spring"), an affiliate of Willowbridge Associates Inc. ("Willowbridge"), to manage our investment portfolio. Union Spring and Willowbridge have over $1.2 billion in combined assets under management. At least % of our investment portfolio initially will be invested in fixed income securities with a minimum average credit quality rating of AA2/AA. The remainder of our portfolio initially will be invested in managed funds. Union Spring initially expects that substantially all of the managed funds managed directly by it will be traded using three Willowbridge trading programs--

"XLIM," "VAT" and "Primary." These programs individually have yielded compound annual returns (net of all fees and subject to certain assumptions discussed on page 32) of approximately 32%, 31% and 25% since 1987, 1990 and 1993, respectively. See "Business--Investment Strategy." These returns may not be indicative of the returns yielded on our managed funds portfolio. See "Risk Factors--Investment Risks." Our remaining managed funds portfolio initially will be allocated among sub-managers to be selected by Union Spring and other Willowbridge and Union Spring trading strategies.

     Upon consummation of the offerings of Common Shares made by this prospectus (the "Offerings") and the sales of Common Shares to certain investors, directors and executive officers (the "Direct Sales"), we will have
an equity capitalization of approximately $         . We believe that this
level of capitalization will demonstrate a strong financial position consistent with our strategy to write large blocks of business and a high level of commitment to the insurance and reinsurance markets. We also believe that our level of capitalization will enable us to compete for desirable business and establish long-term relationships with a select group of primary insurers and reinsurers. In addition, our significant capitalization will allow us to implement our investment strategy while still providing our customers with a high level of security. As a result of our capitalization and other factors, we
have been assigned a preliminary claims-paying ability rating of      by
      .

     Our principal executive office is located at Reid Hall, 3 Reid Street, Hamilton HM 11, Bermuda, and our telephone number is (441) 295-4484.

BUSINESS STRATEGY

     Our business objective is to create a sophisticated, multi-line reinsurance and insurance business that will enable us to achieve attractive total rates of return for our shareholders through prudent underwriting of insurance risks and careful management of our investment portfolio. Our business strategy is comprised of the following principal components:

 . Execute an Advanced Risk Management Strategy

 We intend to methodically measure risk by allocating capital to each underwriting transaction and each investment strategy based on our assessment of the associated risks. We will target a minimum return on allocated capital. We believe that this discipline will help ensure that we maximize the use of capital by having a consistent measurement of risk against which we can evaluate competing opportunities. We have designed systems that will allow us to track the aggregate capital allocated to underwriting transactions and investment strategies. We will use this system to determine the total capital "at risk" at any time and to determine appropriate capital retention policies.

 . Use a Disciplined Underwriting Approach

 We will capitalize on the experience of our Chief Executive Officer and our senior underwriters, as well as selected third-party underwriting specialists where appropriate, to underwrite business with attractive risk/return profiles. We will use a highly analytical underwriting approach together with innovative contract structuring to closely match underwriting liabilities with investment opportunities. We will focus primarily on underwriting long-duration risks for which our underwriters are able to develop loss payment patterns. We believe that these loss payment patterns will enable us to generate meaningful projections of the total cash flows of our insurance portfolio. These projections will then be used to determine the liquidity and return needs of our investment portfolio. Additionally, we have developed a proprietary risk analysis and pricing model to facilitate pricing the risks we assume on a transaction-by-transaction basis.

 . Implement an Innovative Investment Strategy

 We will implement an investment strategy designed to obtain superior returns while diversifying risks by investing in a combination of fixed income securities and highly-liquid managed funds. The managed funds portfolio will be invested in a broad range of instruments, including equities, fixed income securities, currencies, options, swaps, futures, commodities and other financial instruments, that will be traded directly by Union Spring and through carefully selected sub-managers. The fixed income portfolio will be invested in investment grade securities that will be managed by one or more experienced sub-managers selected by Union Spring and approved by the Investment Committee of our Board of Directors (the "Board of Directors"). We believe that the nature of the risks we intend to underwrite combined with the use of our aggregation model will allow us to develop a model of our cash flow requirements over time. We will use this model as a tool to help allocate our investment portfolio between managed funds and fixed income investments.

 . Align our Interests with Our Investment Manager

 We have retained Union Spring to manage our investment portfolio. Philip L. Yang, our Deputy Chairman of the Board of Directors, also is the sole stockholder, director and chairman of Union Spring and the sole stockholder, director and president of Willowbridge. Mr. Yang is the principal designer of the Willowbridge and Union Spring trading strategies and has full responsibility for the trading activities of Union Spring. In order to align Union Spring's interests as closely as possible with our long-term interests, Union Spring has agreed to receive its managed funds incentive fees in Common Shares payable for up to ten years after the fees are earned. Union Spring also has agreed to pay all sub-manager fees out of its own funds. Subject to securing adequate financing, Union Spring also will assume any "netting" risk, which arises when incentive fees are payable to profitable sub-managers for any quarter in which no incentive fee is payable by us to Union Spring on our managed funds portfolio as a whole.

 . Capitalize on Skill and Experience of Management

 We have assembled a senior management team of experienced reinsurance and insurance professionals to implement our business strategy. Our Chief Executive Officer and President, David A. Brown, worked for six years for Centre Solutions (formerly Centre Re), a subsidiary of Zurich Insurance Group, most recently as its Chief Executive Officer and President, and for ten years prior to that time advised the insurance and reinsurance industries in Bermuda with the accounting firm of Ernst & Young, most recently as a partner. Our Chief Financial Officer and Treasurer, E. Grant Gibbons, was the Bermuda Minister of Finance until November 1998. His responsibilities included the oversight of the insurance and financial services industries.

 . Maintain Low Cost Structure

 We believe that the price of reinsurance and insurance is a primary determinant used by purchasers in selecting an underwriter. Consequently, a key component of our business strategy is to maintain a low cost structure. We expect to limit the number of employees initially to approximately 15 and to minimize our administrative costs by writing a limited number of large, highly-structured risks. We also expect to benefit from a favorable regulatory environment in Bermuda. We believe that the combination of these factors and our innovative investment strategy will permit us to price our reinsurance and insurance products lower than most of our competitors.

 . Opportunistically Consider Acquisitions

 We intend to opportunistically consider acquisitions of run-off business and operating companies. We will focus on acquisitions of long-tailed risks where we can obtain higher returns through the deployment of our underwriting and investment strategies. Acquisitions will be made where we believe they will enable us to more quickly assemble a broad base of profitable insurance business.

SPONSOR AND STRATEGIC INVESTORS

     We have been established through the sponsorship of Plimpton & Co. (the "Sponsor"), a private investment firm. The Sponsor has provided services to us in connection with our formation, the Offerings and the Direct Sales. See "Certain Transactions--Sponsor Relationships."

     We have entered into agreements with      ,    and
(collectively, the "Strategic Investors") for the purchase for investment directly from us of an aggregate of

Common Shares and warrants to purchase an aggregate of        Common Shares.
These purchases will be completed simultaneously with the consummation of the Offerings for an aggregate purchase price for the Common Shares and the
warrants of $     million. The aggregate purchase price to be paid by the
Strategic Investors is based on a price of $      for (1) one Common Share and
(2) the right to purchase approximately          of a Common Share pursuant to
a warrant. The exercise price of the warrants will be $15.00 per share. See "Description of Capital Stock--Warrants." Each of the Strategic Investors has agreed not to offer, sell or otherwise transfer their Common Shares and warrants for a period of one year from the date of this prospectus without our prior written consent and the prior written consent of Merrill Lynch & Co., on behalf of the U.S. Underwriters. See "Shares Eligible for Future Sale" and "Direct Sales."

                                 THE OFFERINGS

 Common Shares Offered in the
  Offerings..................              shares
 Direct Sales (1)............              shares
 Common Shares to be
  Outstanding after the
  Offerings and the Direct
  Sales (2)..................              shares
 Use of Proceeds from the
  Offerings and the Direct     The net proceeds of the Offerings and the Direct
  Sales......................  Sales (after deducting underwriting discounts and other expenses, including payments to the
                               Sponsor for fees and reimbursement for certain
                               expenses related to the Offerings and the sales
                               to the Strategic Investors) will be
                               approximately $     million and $       million,
                               respectively. Substantially all of the net
                               proceeds will be contributed to the capital and
                               surplus of Gemini Re to support its reinsurance
                               and insurance underwriting capacity. See "Use of
                               Proceeds."
 Dividend Policy.............  We intend to pay a quarterly cash dividend of
                               $     per Common Share following the end of the
                               first full fiscal quarter following the
                               consummation of the Offerings.
 Proposed Nasdaq National
  Market Symbol..............

-------
(1) Unless otherwise noted, this prospectus assumes that, upon consummation of
    the Offerings, the sale of        Common Shares and warrants to purchase an
    aggregate of       Common Shares to the Strategic Investors has been
    completed and the        Common Shares offered by the Company to its
    directors and officers have been purchased. Such individuals, who have not contracted with the Company to make such purchases, have indicated their intention to purchase such Common Shares but are not obligated to do so.
(2) The Gemini Re Purpose Trust, a Bermuda trust (the "Purpose Trust"), owns 12,000 Common Shares, which constitutes all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to us for an aggregate price of $12,000 and such Common Shares will be canceled. Common Shares to be outstanding after the Offerings and the Direct Sales excludes the 12,000 Common Shares
    currently held by the Purpose Trust,      Common Shares issuable upon the
    exercise of warrants,         Common Shares issuable upon the exercise of
    options to be granted to our directors and officers upon consummation of
    the Offerings and      Common Shares reserved for future issuance pursuant
    to the Gemini Re 1998 Long Term Incentive Plan (the "Incentive Plan"). The warrants and the options will not be immediately exercisable upon consummation of the Offerings. If the Underwriters' over-allotment options
    are exercised in full,      Common Shares will be outstanding. See
    "Management--Incentive Plan," "Description of Capital Stock--Warrants" and "Direct Sales."

                                  RISK FACTORS

     We were formed in December 1998 and we have no operating or financial history. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. In addition, our business strategy has not been tested and may not succeed. You should carefully consider the risk factors involved before you buy any Common Shares. See "Risk Factors."

                                  RISK FACTORS

      An investment in the Common Shares involves a high degree of risk. You should carefully consider the following factors, in addition to the other information set forth in this prospectus, before you buy any Common Shares.

START UP OPERATIONS

      We were formed in December 1998 and we have no operating or financial history. As a result, there is no historical information available to help you evaluate our performance or an investment in the Common Shares. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. We cannot assure you that we will be successful in accomplishing these necessary tasks.

INVESTMENT RISKS

      Risk management and the implementation of our investment strategy will be crucial to our success. In particular, our ability to structure investments to match anticipated liabilities under reinsurance and insurance policies has not been tested. We cannot assure you that we will successfully match the structure of our investments with our anticipated liabilities under reinsurance and insurance policies. If our calculations with respect to these liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments at a significant loss.

      Our investment guidelines (the "Investment Guidelines") permit up to    %
of the portion of our investment portfolio to be invested in managed funds. The managed funds will be invested in a broad range of instruments, including equities, fixed income securities, currencies, options, swaps, futures, commodities and other financial instruments, with a goal of achieving long-term returns in excess of traditional fixed income portfolios. The risks associated with these funds may be substantially greater than the risks associated with fixed income investments. Consequently, the market price of these instruments may be quite volatile, and the risk of loss is greater. See "Business-- Investment Strategy."

      The success of our investment strategy also will be affected by general economic conditions. These conditions may cause volatility in interest rates and the price of securities and affect the extent and timing of investor participation in the markets. Unexpected volatility or illiquidity in the markets could have a material adverse effect on our business.

COMPETITION

      The reinsurance and insurance industry is highly competitive. We will compete with major reinsurers and insurers, many of which have substantially greater financial, marketing and management resources than we do. Competition in the types of business that we intend to underwrite is based on many factors, including premium charges, the general reputation and perceived financial strength of the reinsurer or insurer, relationships with reinsurance and insurance intermediaries, other terms and conditions of products offered, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the particular line of reinsurance or insurance to be written. We have no experience in competing against such other companies, and we cannot assure you that we will be able to compete successfully. Our failure to compete effectively would have a material adverse effect on our business. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

      We will be substantially dependent on the efforts of David A. Brown, our Chief Executive Officer and President, and E. Grant Gibbons, our Chief Financial Officer and Treasurer, to implement our business strategy. Messrs. Brown and Gibbons have each entered into an employment contract with us for a term expiring three years after the consummation of the Offerings. See "Management--Employment Agreements." We also intend to obtain a key-man life insurance policy covering Mr. Brown. The loss of the services of these individuals, or our inability to hire and retain other talented personnel, could delay or prevent us from fully implementing our business strategy and could have a material adverse effect on our business.

      Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Mr. Brown, our Chief Executive Officer and President, has applied for a work permit. Although we are not aware of any reason why this work permit or other required permits would not be granted or extended, we cannot assure you that these work permits will be granted or extended if granted. The failure of these work permits to be granted or extended could have a material adverse effect on our business.

RELIANCE ON UNION SPRING

      We have entered into an investment management agreement with Union Spring to manage our investment portfolio. Union Spring will in turn allocate a portion of our investment portfolio to other investment managers. Each investment manager will have discretionary authority over the portion of our investment portfolio allocated to it. As a result, the performance of our investment portfolio will depend to a great extent on the ability of the investment managers to select and manage appropriate investments. We cannot assure you that the investment managers will be successful in meeting our investment objectives. The failure of Union Spring or the other investment managers to perform adequately could have a material adverse effect on our business. In addition, the success of Union Spring is dependent on the efforts of Philip L. Yang. The loss of the services of Mr. Yang would have a material adverse effect on Union Spring and could have a material adverse effect on our business. See "Business--Investment Strategy" and "Business--Investment Managers."

VOLATILITY OF OPERATING RESULTS

      Our operating results may fluctuate significantly from period to period during the initial years of our operations. These fluctuations may result from a variety of factors, including the volume of reinsurance and insurance policies written, returns on our investment portfolio and initial operating expenses. In particular, we expect to write policies and make investments that will achieve long-term returns. As a result, our short-term results of operations may not be indicative of our long-term prospects.

FINANCIAL RATINGS

      Financial ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. We are seeking financial ratings from one or more rating agencies. We expect that our ratings will be contingent upon us raising
gross proceeds of at least $     million in the Offerings. Our failure to
receive a final rating from a rating agency would have a material adverse effect on our business. Furthermore, we cannot assure you that after receiving a final rating one or more of the rating agencies will not downgrade or withdraw its rating of us in the future. A downgrade or withdrawal of any of our ratings could severely limit or prevent us from writing any new reinsurance or insurance policies and, consequently, could have a material adverse effect on our business. See "Business--Financial Ratings."

MARKET FOR REINSURANCE AND INSURANCE

      We expect initially to write a substantial amount of life and annuity reinsurance. The market for many life insurance and annuity products in the United States is based in large part on the favorable tax treatment such products receive relative to certain other investment alternatives. Any material change in such tax treatment, including the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, could have an adverse effect on the market for such products. Furthermore, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many life insurance and annuity products. If the market for life insurance or annuities were adversely affected, it would likely depress the demand for reinsurance of life insurance or annuities, which could have a material adverse effect on our business. In addition, the market for annuity reinsurance products is currently not well developed and we cannot assure you that such a market will develop in the future.

      We also expect to write property and casualty reinsurance and insurance. The property and casualty reinsurance industry has historically been highly cyclical. Demand for property and casualty reinsurance is influenced significantly by underwriting results of primary property and casualty insurers and prevailing general economic and market conditions, which are outside of our control. The supply of reinsurance is related to prevailing reinsurance prices and reinsurer levels of capital that fluctuate in response to changes in rates of return on investments, the frequency and severity of losses and prevailing general economic and market conditions, which are outside of our control. We cannot assure you that premium rates for property and casualty reinsurance or insurance will remain at current levels or will increase.

TAX RISKS

      The Company and Gemini Re are Bermuda corporations. We believe that neither the Company nor Gemini Re will be required to pay U.S. corporate income tax (other than withholding tax on certain U.S. source income) because we will continue to operate our business in a manner that will cause us not to be engaged in the conduct of a trade or business within the U.S. However, because
(1) there are no definitive standards provided by the Internal Revenue Code of 1986, as amended (the "Code"), existing or proposed regulations under the Code or judicial precedent and (2) the determination is inherently factual, we cannot assure you that the U.S. Internal Revenue Service ("IRS") could not successfully contend that the Company or Gemini Re is engaged in such a trade or business. If the IRS did so contend, the Company and Gemini Re would (unless exempted from tax by the U.S.-Bermuda income tax treaty (the "Bermuda Treaty")) be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. branch profits tax. Even if the IRS did contend successfully that Gemini Re was engaged in a U.S. trade or business, if Gemini Re were entitled to benefits under the Bermuda Treaty, the Bermuda Treaty would preclude the U.S. from taxing Gemini Re on its business income except to the extent that such income were attributable to a permanent establishment maintained by Gemini Re in the U.S. Although we believe that Gemini Re does not have a permanent establishment in the U.S., we cannot assure you that if Gemini Re were entitled to the Bermuda Treaty benefits, the IRS would not successfully contend that Gemini Re has such an establishment and therefore is subject to taxation.

      If the Company were considered to be engaged in a U.S. trade or business and/or if Gemini Re were considered to be engaged in a U.S. trade or business through a permanent establishment located therein (or if it were considered not entitled to the benefits of the permanent establishment clause of the Bermuda Treaty and Gemini Re were considered to be engaged in the conduct of a U.S. trade or business), then the Company and/or Gemini Re would be subject to U.S. income tax plus an additional 30% branch profits tax. If the Company and/or Gemini Re becomes subject to U.S. income tax, our net income would be materially adversely affected.

      Gemini Re will be subject to an excise tax on reinsurance and insurance premiums paid with respect to risks located in the United States. In addition, Gemini Re may be subject to withholding tax on certain investment income from United States sources. We cannot assure you that such taxes will not be increased or that other taxes will not be imposed on Gemini Re's business.

      Generally, the U.S. shareholders of the Company will not be subject to any U.S. tax until they receive a distribution from the Company or dispose of their Common Shares. However, special provisions of the Code may apply to U.S. citizens, residents, domestic corporations, partnerships, estates or trusts, who through their ownership of Common Shares, directly, indirectly or by attribution, own 10% or more of the total combined voting power of all classes of capital stock of the Company and/or Gemini Re. Under those provisions, such a holder of Common Shares may be required to include in its income its pro rata share of the Company's subpart F income as earned, even if not distributed. All of the Company's income is expected to be subpart F income. Such shareholders that are taxed currently on their pro rata share of the Company's subpart F income will not be taxed on dividends actually distributed by the Company that are allocable to such income. The Company has attempted to avoid being considered a "controlled foreign corporation" under the Code by requiring in the Bye-Laws prior approval of the Board of Directors for any issuance or transfer of shares that results in (1) any shareholder (other than a registered investment company under the U.S. Investment Company Act of 1940, as amended (an "Investment Company")) beneficially owning more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holding "Controlled Shares" (defined as all shares that a person is deemed to own directly, indirectly or by attribution within the meaning of Section 958 of the
Code) in excess of 9.9% of the outstanding capital stock of the Company or (3) any adverse tax, regulatory or legal consequences to the Company, any of our subsidiaries or any of our shareholders. The Bye-Laws provide that any such transfer without the prior approval of the Board of Directors shall not be registered in the share register of the Company and shall be void and of no effect. The Bye-Laws also provide that if the Board of Directors in its absolute discretion determines that (1) any shareholder (other than an Investment Company) beneficially owns more that 5.0% of the outstanding capital stock of the Company, (2) any shareholder holds Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any of our subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or any part of the shares held by such shareholder to the extent the Board of Directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any Common Shares so repurchased will be the fair market value of such shares.

      In addition, the Bye-Laws generally provide that any person holding directly, or by attribution, or otherwise beneficially owning, voting shares carrying 10% or more of the total voting rights attached to all of the outstanding capital stock of the Company, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of the Company. Further, the Board of Directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to a notice for such information or submitting incomplete or inaccurate information gives the Board of Directors discretion to disregard all votes attached to such shareholder's Common Shares. See "Description of Capital Stock--Common Shares." Because of the foregoing provisions, the Company believes that neither the Company nor Gemini Re should be a "controlled foreign corporation" under the general rules described above.

      Certain special subpart F provisions of the Code could apply to U.S. persons who either directly or indirectly through their ownership of Common Shares own any shares of Gemini Re if (1) 25% or more of the value or voting power of the capital stock of Gemini Re is owned directly, indirectly or by attribution by U.S. persons that own such stock directly or indirectly through foreign entities, as will be the case; and (2) (A) 20% or more of either the voting power or the value of the capital stock of Gemini Re is owned directly or indirectly through entities by U.S. persons insured or reinsured by Gemini Re or by persons related to them and (B) Gemini Re has gross related person insurance income ("RPII") equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (x) the risk of any U.S. person who owns Common Shares (directly or indirectly through foreign entities) or (y) the risk of a person related to such a U.S. person. We currently anticipate that less than 20% of the gross insurance income of Gemini Re for any taxable year will constitute RPII. However, we cannot assure you that the IRS will not assert that 20% or more of Gemini Re's gross insurance income is RPII or that a taxpayer will be able to meet its burden of proving otherwise.

      Generally, a U.S. shareholder will realize capital gain or loss on the sale or exchange of Common Shares. However, it is possible that the IRS could contend that Section 1248 of the Code applies to such sale and, as a result, the amount of any gain equal to the allocable untaxed earnings and profits of the Company or Gemini Re will be taxed as a dividend. For individuals, this would mean taxation of such amount at the rates applicable to ordinary income rather than the lower rates applicable to long-term capital gains. Although we cannot assure you otherwise, our United States counsel is of the opinion that
Section 1248 of the Code should not apply to the disposition of Common Shares by a U.S. shareholder who holds less than 10% of the Common Shares.

      The Organization for Economic Cooperation and Development and the European Union are considering measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes. If these measures are adopted by a substantial number of member countries and if Bermuda is considered to be engaged in harmful tax competition, it could have a material adverse effect on our business.

BERMUDA TAX RISKS

      The Company and Gemini Re have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Gemini Re or to any of their operations or the shares, debentures or other obligations of the Company or Gemini Re until March 28, 2016. We cannot assure you that after such date the Company or Gemini Re would not be subject to any such tax.

REGULATORY RISKS

      Gemini Re is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Generally, Bermudian statutes and regulations applicable to Gemini Re are less restrictive than those that would be applicable to Gemini Re were it subject to the insurance laws of any state in the United States. Among other things, Bermudian statutes and regulations require Gemini Re to maintain minimum levels of capital and surplus; prescribe solvency standards that it must meet; limit transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of Gemini Re and its financial condition. These statutes and regulations may, in effect, restrict the ability of Gemini Re to write reinsurance or insurance policies and distribute funds to the Company. See "Business--Regulation--Bermuda."

      Neither the Company nor Gemini Re is licensed or admitted as an insurer or reinsurer in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Gemini Re, which are not licensed or admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not licensed or admitted to do business is prohibited. However, in most jurisdictions within the United States, we can and expect to issue reinsurance contracts without obtaining an insurance certificate of authority. Furthermore, in most jurisdictions outside the United States, we can and expect to issue insurance policies through our

Bermuda office either directly or through intermediaries, such as brokers and consultants. We do not intend to maintain an office, and do not expect our personnel to solicit, advertise, settle claims or conduct any other activities that may constitute the transaction of the business of insurance, in any jurisdiction in which we are not licensed or otherwise authorized to engage in such activities. However, the definition of such activities in some jurisdictions is ambiguous and susceptible to judicial interpretation. As a result, we cannot assure you that inquiries or challenges to our insurance activities in such jurisdictions will not be raised in the future or that regulatory status or restrictions on our activities resulting therefrom will not adversely affect our business.

      We may be at a competitive disadvantage in jurisdictions where we are not licensed or do not enjoy an exemption from licensing relative to our competitors that are so licensed or exempt from licensing. As our business develops, we will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional insurance-related activities. Development of the insurance laws themselves in certain jurisdictions may cause us to determine that we need to be licensed to continue our insurance-related activities in such jurisdictions. If we determine that any such licenses should be obtained, we cannot assure you that we will be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time.

      Many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements without appropriate security. We expect that our reinsurance clients will typically require us to post a letter of credit or other collateral. We expect to receive commitments from one or more commercial banks to provide standby letter of credit facilities. These commitments will be subject to several conditions, including the negotiation of definitive documentation. If we are unable to obtain letter of credit facilities from such banks or from other lenders on commercially acceptable terms or unable to arrange for other types of security, our ability to operate our business will be severely limited. See "Business--Regulation--United States and Other."

      Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. In the past, there have been congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States ("alien reinsurers"). If we were to become subject to any insurance laws of the United States or any state thereof or of any other jurisdiction at any time in the future, we cannot assure you that we would be in compliance with such laws or that coming into compliance with such laws would not have a material adverse effect on our business.

HOLDING COMPANY STRUCTURE

      The Company is a holding company and will not conduct reinsurance or insurance operations of its own. The Company, at least initially, will have no significant operations or assets other than its ownership of the capital stock of Gemini Re. Dividends and other permitted payments from Gemini Re are expected to be the Company's sole source of funds to pay expenses and dividends, if any. The payment of dividends by Gemini Re to the Company is limited under Bermuda law and regulations, including Bermuda insurance law. Under the Insurance Act 1978 of Bermuda, as amended, and related regulations (the "Insurance Act"), Gemini Re must maintain certain minimum solvency levels and is prohibited from declaring or paying dividends that would result in non-compliance with such requirement. In addition, under the Bermuda Companies Act 1981, the Company and Gemini Re may only declare or pay a dividend if, among other matters, there are reasonable grounds for believing that they are, or would after the payment be, able to pay their respective liabilities as they become due. Accordingly, we cannot assure you that dividends will be declared or paid by the Company in the future. See "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Plan of Operations-- Liquidity and Capital Resources" and "Business--Regulation--Bermuda."

LIMITATIONS ON TRANSFERS

      Under the Bye-Laws, any transfer of shares that results in (1) any shareholder (other than an Investment Company) beneficially owning more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holding Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) any adverse tax, regulatory or legal consequences to the Company, any of our subsidiaries or any of our shareholders, requires the prior approval of the Board of Directors. The Bye-Laws provide that any such transfer without prior approval of the Board of Directors shall not be registered in the share register of the Company and shall be void and of no effect. The Bye-Laws also provide that if the Board of Directors in its absolute discretion determines that (1) any shareholder (other than an Investment Company) owns more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holds Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or any part of the shares held by such shareholder to the extent the Board of Directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any Common Shares so repurchased will be the fair market value of such shares. See "Description of Capital Stock--Common Shares."

FOREIGN CURRENCY FLUCTUATIONS

      Our functional currency is the United States dollar. However, we expect to write a significant portion of our business and receive premiums in currencies other than United States dollars. Furthermore, we expect to maintain a portion of our investment portfolio in investments denominated in currencies other than United States dollars. Consequently we may experience exchange losses to the extent our foreign currency exposure is not properly managed or otherwise hedged. Our failure to properly manage or hedge our foreign currency exposure could have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Currency."

YEAR 2000 RISKS

      Many existing computer systems use only two digits to identify a year in the date field. These systems, if not corrected, could fail or create erroneous results by or at the year 2000. This "Year 2000" issue is believed to affect virtually all companies and organizations, including the Company. Because we expect to purchase computer hardware and software that is new, we believe that our exposure with respect to our own computer systems to Year 2000-related problems will not be significant. However, we will be exposed to the risk that our third-party service providers and reinsurance and insurance clients may be exposed to Year 2000-related problems. We intend to assess whether our third-party service providers are, or on a timely basis will be, Year 2000 compliant. We have received assurances from Union Spring and its affiliates that their computer systems are expected to be Year 2000 compliant on a timely basis. We intend to seek similar assurances from our reinsurance and insurance clients. We cannot assure you, however, that our operations will not experience material disruptions due to the failure of our third-party service providers or reinsurance or insurance clients to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have a material adverse effect on our business. If our plans with respect to our Year 2000 readiness fail to protect our operations from disruptions, we have no contingency plan other than to replace existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant. In addition, we may be exposed to liabilities under reinsurance and insurance policies for losses incurred in connection with Year 2000 issues. These liabilities could be significant and could have a material adverse effect on the Company.

RISK OF DILUTION

      Purchasers of Common Shares in the Offerings will experience immediate
and substantial dilution of $     per share in the net tangible book value of
their Common Shares, based on an assumed initial public offering price of $15.00 per Common Share. See "Dilution."

NO PRIOR PUBLIC MARKET

      Prior to the Offerings there has been no public market for the Common Shares. We cannot assure you that an active trading market for the Common Shares will develop or be sustained following the consummation of the Offerings. The initial public offering price for the Common Shares was established by the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offerings. We cannot assure you that the market price of the Common Shares will not decline from the initial public offering price.

SHARES ELIGIBLE FOR FUTURE SALE

      Upon consummation of the Offerings and the Direct Sales, the Company will
have          Common Shares outstanding, warrants to purchase an aggregate of
       Common Shares and options to purchase an aggregate of            Common
Shares. The warrants and the options will not be immediately exercisable upon consummation of the Offerings. If the Underwriters' over-allotment options are
exercised in full,          Common Shares will be outstanding. See
"Management--Incentive Plan," "Description of Capital Stock--Warrants" and "Direct Sales." Except as disclosed in "Description of Capital Stock--Common Shares--Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales to the Company's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales, the Common Shares underlying the warrants and the options and the Common Shares issued to Union Spring are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act except pursuant to an exemption from registration. The Strategic Investors and Union Spring have been granted rights to require the Company to register the Common Shares purchased by the Strategic Investors in the Direct Sales, the Common Shares underlying the warrants and the Common Shares issued to Union Spring under the investment management agreement, respectively, which rights are not exercisable before the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the exercisability of such rights without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters. The Company intends to register the resale of the Common Shares underlying the outstanding options promptly following the first anniversary of the consummation of the Offerings.

      The Company, its directors and officers and the Strategic Investors have executed agreements (the "lock-up agreements") under which they have agreed that they will not, directly or indirectly, without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters, and, in addition, in the case of the Strategic Investors, the Company, offer, sell or otherwise transfer or encumber (or agree to or announce any such transaction) any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this prospectus. Such agreements do not prevent the Company from granting options under the Incentive Plan so long as such options are not exercisable until one year from the date of this prospectus. Merrill Lynch & Co. may in its discretion at any time and without notice release all or any portion of the securities subject to such lock-up agreements (except that, in the case of the Strategic Investors, Merrill Lynch must act jointly with the Company). See "Underwriting."

      No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offerings, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for us to sell our equity securities in the future at a time and at a price that we deem appropriate. See "Shares Eligible for Future Sale."

FOREIGN CORPORATION, SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

      We are organized pursuant to the laws of Bermuda. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. We have irrevocably appointed an agent in the City of New York to receive service of process with respect to actions against us arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the Offerings. Nevertheless, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against them or us on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

                                USE OF PROCEEDS

      The net proceeds from the sale of the            Common Shares in the
Offerings are estimated to be approximately $      million (after deducting
underwriting discounts and other estimated expenses, including payments to the Sponsor for fees and the reimbursement of certain expenses related to the Offerings and the sales to the Strategic Investors). See "Certain Transactions--Sponsor Relationships." The net proceeds from the Direct Sales
are estimated to be approximately $      million. Substantially all of the net
proceeds of the Offerings and the Direct Sales will be contributed to the capital and surplus of Gemini Re to support its reinsurance and insurance underwriting capacity and will be invested in accordance with its investment guidelines. See "Business--Investment Strategy." Until so invested, such proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                DIVIDEND POLICY

      The Company is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors intends to declare and pay out of current and retained earnings a quarterly cash dividend
of $    per Common Share following the end of the first full fiscal quarter following the consummation of the Offerings. It will be the Company's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If the Company's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If the Company makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by the Company will be at the discretion of the Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Gemini Re, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. The Company's ability to pay dividends depends on the ability of Gemini Re to pay dividends to the Company. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, Gemini Re is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. See "Risk Factors--Holding Company Structure," "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Liquidity and Capital Resources" and "Business--Regulation."

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Company as of December 16, 1998, as adjusted for amounts payable upon consummation of the Offerings and as adjusted to give effect to the Offerings and the Direct Sales and the receipt of the estimated net proceeds therefrom. See "Use of Proceeds."

                                         AS ADJUSTED FOR
                                         AMOUNTS PAYABLE     AS ADJUSTED FOR
                                        UPON CONSUMMATION THE OFFERINGS AND THE
                                 ACTUAL OF THE OFFERINGS     DIRECT SALES(D)
                                 ------ ----------------- ---------------------
                                             (DOLLARS IN THOUSANDS)
Common Shares, par value $1.00
 per share (75,000,000 shares
 authorized; 12,000 shares
 outstanding;             shares
 outstanding as adjusted for the
 Offerings and the Direct Sales)
 (a)............................   12
Additional paid-in capital......  --                (b)
Accumulated deficit.............  --                (c)
                                  ---       --------            --------
    Total shareholders' equity..  $12       $                   $
                                  ---       --------            --------
Total capitalization............  $12       $                   $
                                  ===       ========            ========

--------
(a) The Purpose Trust owns 12,000 Common Shares, which constitute all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be canceled.
    Common Shares outstanding excludes           Common Shares issuable upon
    the exercise of warrants,           Common Shares issuable upon the
    exercise of options to be granted to directors and officers of the Company
    upon consummation of the Offerings and         Common Shares reserved for
    future issuance pursuant to the Incentive Plan. The warrants and the options will not be immediately exercisable upon consummation of the Offerings. If the Underwriters' over-allotment options are exercised in
    full,       Common Shares will be outstanding. See "Management--Incentive
    Plan," "Description of Capital Stock--Warrants" and "Direct Sales."
(b) Reflects amounts payable upon consummation of the Offerings of $
    million to the Sponsor for fees and the reimbursement of out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offerings and the sales to the Strategic Investors. See "Certain Transactions--Sponsor Relationships."
(c) Reflects estimated expenses incurred by the Company in connection with its operations in the period subsequent to December 16, 1998, including expenses incurred by the Sponsor on the Company's behalf for which the Sponsor is entitled to be reimbursed by the Company upon consummation of the Offerings. See "Certain Transactions--Sponsor Relationships."
(d) Reflects            Common Shares sold in the Offerings and the Direct
    Sales and the receipt of the estimated net proceeds therefrom. Does not give effect to any exercise of the Underwriters' over-allotment options and excludes the 12,000 Common Shares currently held by the Purpose Trust.

                                    DILUTION

      After giving effect to the Offerings and the Direct Sales, the pro forma net tangible book value of the Common Shares (after deducting underwriting discounts and other estimated expenses, including payments to the Sponsor for fees and the reimbursement of certain expenses related to the Offerings and the
sales to the Strategic Investors) will be approximately $      million, or
approximately $      per outstanding Common Share. This represents an immediate and substantial dilution in net tangible book value to investors purchasing
shares in the Offerings of approximately $     per share, without taking into
account any Common Shares issuable upon the exercise of warrants and options. Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding Common Shares, including the Common Shares issued in the Offerings and the Direct Sales. The following table illustrates this per share dilution:

Initial public offering price..........................................  $15.00
Pro forma net tangible book value per outstanding share upon completion of the Offerings and the Direct Sales(1)..............................
                                                                         ------
Dilution to new investors in the Offerings.............................  $
                                                                         ======

--------
(1) Does not include           Common Shares issuable upon the exercise of
    outstanding warrants,           Common Shares issuable upon the exercise of
    options to be granted to directors and officers of the Company upon
    consummation of the Offerings and         Common Shares reserved for future
    issuance under the Incentive Plan. The warrants and the options will not be immediately exercisable upon consummation of the Offerings. The exercise of the warrants and the options are not expected to be dilutive to purchasers of the Common Shares in the Offerings because the exercise price per share of such warrants and options is equal to the initial public offering price per share. See "Management--Incentive Plan," "Description of Capital Stock--Warrants" and "Direct Sales."

      The following table summarizes the number of Common Shares issued by the Company, the total consideration paid and the average price per share paid in the Offerings and the Direct Sales:

                                       SHARES          TOTAL
                                      PURCHASED    CONSIDERATION      AVERAGE
                                   --------------- ----------------- PRICE PER
                                   AMOUNT  PERCENT AMOUNT    PERCENT   SHARE
                                   ------- ------- ------    ------- ---------
Offerings.........................                 $     (a)          $15.00
Direct Sales......................                                          (b)
                                   -------   ---   ------      ---
    Total.........................           100%  $           100%
                                   =======   ===   ======      ===

--------
(a) Includes amounts paid in the aggregate for Common Shares and warrants in the Direct Sales.
(b) The average price per share is based on the number of Common Shares purchased in the Direct Sales and does not take into account the Common Shares underlying the warrants.

                       UNAUDITED PRO FORMA BALANCE SHEET

        We have based the following unaudited pro forma balance sheet on the historical balance sheet of the Company as of December 16, 1998, and have given effect to the amounts payable upon consummation of the Offerings and to the receipt of the net proceeds of the Offerings and the Direct Sales as if they had been consummated on December 16, 1998. We have prepared the unaudited pro forma balance sheet based on assumptions we believe are reasonable. We present the unaudited pro forma balance sheet for informational purposes only. It does not purport to be indicative of the balance sheet data as of any future date. You should read the unaudited pro forma balance sheet in conjunction with our historical balance sheet and the notes thereto and other information contained in this prospectus. As we had no operations on or prior to December 16, 1998, we are not presenting pro forma statements of income and comprehensive income and cash flows.

                            PRO FORMA BALANCE SHEET
                               DECEMBER 16, 1998
                                  (UNAUDITED)

                                                              AS ADJUSTED FOR
                                           AS ADJUSTED FOR     THE RECEIPT OF
                                           AMOUNTS PAYABLE  THE NET PROCEEDS OF
                              HISTORICAL  UPON CONSUMMATION    THE OFFERINGS
                              INFORMATION OF THE OFFERINGS  AND THE DIRECT SALES
                              ----------- ----------------- --------------------
Cash........................   $ 12,000      $                  $
Deferred equity offering
 costs......................   $380,000
                               --------      -----------        -----------
    Total assets............   $392,000      $                  $
                               ========      ===========        ===========
Accounts payable and accrued
 expenses...................   $380,000      $          (a)     $
                               --------      -----------        -----------
Common Shares, par value
 $1.00 per share (75,000,000
 shares authorized; 12,000
 shares outstanding;
             shares
 outstanding as adjusted for
 receipt of the net proceeds
 of Offerings and the Direct
 Sales).....................   $ 12,000
                               --------      -----------        -----------
Total liabilities and common
 shares.....................   $392,000      $                  $
                               ========      ===========        ===========

--------
(a) Reflects amounts payable upon consummation of the Offerings of $
    million to the Sponsor for fees and the reimbursement of out-of-pocket expenses, incurred subsequent to December 16, 1998, consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offerings and the sales to the Strategic Investors. Also
    reflects $        of estimated expenses incurred by us in connection with
    our operations in the period subsequent to December 16, 1998, including expenses incurred by the Sponsor on our behalf for which the Sponsor is entitled to be reimbursed by us upon consummation of the Offerings. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Liquidity and Capital Resources" and "Certain Transactions-- Sponsor Relationships."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

      The Company and Gemini Re were both incorporated in December 1998 in Bermuda and neither has any operating history. Gemini Re was licensed in Bermuda in January 1999 as a long-term insurer and as a Class 3 insurer, which license authorizes it to write reinsurance and insurance on life, annuity, disability, accident, workers' compensation, medical malpractice and other insurance-related risks. Gemini Re is not currently licensed or admitted as an insurer in any jurisdiction other than Bermuda. The Company's fiscal year ends on December 31 and its financial statements are prepared in accordance with GAAP.

LIQUIDITY AND CAPITAL RESOURCES

      The Company will rely primarily on cash dividends and other permissible payments from Gemini Re to pay its operating expenses and dividends, if any. The Board of Directors intends to declare and pay out of current and retained
earnings a quarterly cash dividend of $        per Common Share following the
end of the first full fiscal quarter following the consummation of the Offerings. It will be the Company's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If the Company's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If the Company makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by the Company will be at the discretion of the Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Gemini Re, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. The Company's ability to pay dividends depends on the ability of Gemini Re to pay dividends to the Company. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, Gemini Re is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, we cannot assure you that dividends on the Common Shares will be declared or paid in the future. See "Dividend Policy" and "Business--Regulation--Bermuda."

      The principal sources of funds for Gemini Re's operations are initially expected to be the net proceeds of the Offerings and the Direct Sales (after deducting underwriting discounts and other expenses, including payments to the Sponsor for fees and reimbursement of certain expenses related to the Offerings and the sales to the Strategic Investors), premiums, fees and net investment income, as well as maturities and sales of invested assets. A substantial portion of the Company's investment portfolio will be invested in highly-liquid assets. The Company also may establish a line of credit that could be drawn on from time to time to enhance liquidity. The purpose of the line of credit would be to provide working capital to avoid the possibility of an untimely liquidation of invested assets. These funds are expected to be used primarily to pay policy benefits, claims, operating expenses (including personnel expenses), commissions, the cost of acquiring new computer equipment and software and developing proprietary software systems and, subject to Bermuda law, to make dividend payments to the Company. The balance of the net proceeds will be invested in accordance with the Company's investment guidelines. The Company does not currently have any material commitments for any capital expenditures over the next twelve months. The Company believes that the net proceeds of the Offerings and the Direct Sales will be sufficient to fund its planned growth and operating activities for the next several years.

      Gemini Re, through which the Company expects to conduct substantially all of its operations, is a registered Bermuda insurance company. Neither the Company nor Gemini Re is currently licensed or admitted as an insurer or reinsurer in any jurisdiction other than Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Gemini Re, which are not licensed or admitted to do business within such jurisdiction. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or other collateral. In the event that the Company should default under any such letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or which otherwise secure its obligations to its reinsureds. The Company expects to receive commitments from one or more commercial banks to provide standby letter of credit facilities. These commitments will be subject to several conditions, including the negotiation of definitive documentation. If the Company is unable to obtain letter of credit facilities from such banks or from other lenders on commercially acceptable terms, the Company's ability to operate its business will be severely limited. See "Risk Factors--Regulatory Risks."

      Pursuant to an agreement between the Sponsor and the Company, the Sponsor has agreed to provide certain services in connection with the Offerings and the sales to the Strategic Investors, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offerings and such other services as the Company or the Sponsor deems appropriate. Pursuant to such Agreement, the Company is obligated
upon consummation of the Offerings to pay a fee to the Sponsor of $        and
to reimburse the Sponsor for expenses it incurs in connection with performing
services under its agreement with the Company. At         , 1999, the Sponsor
had incurred expenses of approximately $       . Upon consummation of the
Offerings, expenses incurred by the Sponsor, on the Company's behalf, currently
are estimated to be approximately $       .

YEAR 2000

      Because the Company expects to purchase computer hardware and software that is new, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems will not be significant. However, the Company will be exposed to the risk that its third-party service providers and its reinsurance and insurance clients may be exposed to Year 2000-related problems. The Company intends to assess whether its third-party service providers are, or on a timely basis will be, Year 2000 compliant. The Company has received assurances from Union Spring and its affiliates that their computer systems are expected to be Year 2000 compliant on a timely basis. The Company intends to seek similar assurances from its reinsurance and insurance clients. We cannot assure you, however, that the Company's operations will not experience material disruptions due to the failure of the Company's third-party service providers or reinsurance and insurance clients to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company. If the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions, the Company has no contingency plan other than the replacement of existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant. In addition, the Company may be exposed to liabilities under reinsurance and insurance policies for losses incurred in connection with Year 2000 issues. These liabilities could be significant and could have a material adverse effect on the Company.

CURRENCY

      The Company's functional currency is the United States dollar. However, because the Company's business strategy includes reinsuring and insuring financial obligations issued outside the United States, the Company expects to write a significant portion of its business and receive premiums in currencies other than United States dollars. Furthermore, Gemini Re expects to maintain a portion of its investment portfolio in investments denominated in currencies other than United States dollars. Consequently, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged. The Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time the contract is entered into. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The Company, in consultation with Union Spring, will make determinations as to whether to hedge its foreign currency exposure on a case-by-case basis. Given the contingent and long-term nature of the Company's expected foreign currency exposure, it may not be feasible in all instances to hedge effectively such exposure. If the Company does seek to hedge its foreign currency exposure through the use of forward foreign currency exchange contracts or currency swaps, it will be subject to the risk that the counterparties to such arrangements will fail to perform.

TAXATION

      Bermuda does not currently impose a corporate level tax on the profits or income of the Company. The Company and Gemini Re have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Gemini Re or to any of their operations or shares, debentures or other obligations of the Company or Gemini Re until March 28, 2016. We cannot assure you that after such date the Company or Gemini Re would not be subject to any such tax. See "Certain Tax Considerations--Taxation of the Company and Gemini Re--Bermuda."

      Because the Company and Gemini Re are not expected to conduct business in the United States, and because Gemini Re expects to qualify for the benefits of the Bermuda Treaty, we do not expect the Company or Gemini Re to be subject to United States federal income taxes or any other corporate level tax. The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums to be paid to Gemini Re are 4% for direct casualty insurance and indemnity bonds or 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. We cannot assure you that such taxes will not be increased or that other taxes will not be imposed on the Company's business. See "Certain Tax Considerations."

      The Company and Gemini Re plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions except for withholding taxes on certain kinds of investment income, excise taxes as described above and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that Gemini Re may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above. See "Risk Factors--Tax Risks."

IMPACT OF INFLATION

      The effects of inflation will be implicitly considered in pricing the Company's products and estimating the Company's loss reserves. The actual effects of inflation on the results of the Company cannot be accurately known until claims are ultimately settled.

NEW ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The statement's definition of what constitutes a derivative is complex and pulls within its scope many financial instruments not previously considered derivative instruments. The statement also sets forth the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure. SFAS No. 133 requires adoption no later than fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not believe that the adoption of this statement will have a material impact on the Company.

                                    BUSINESS

THE COMPANY

      The Company and Gemini Re were recently organized in Bermuda to provide multi-line reinsurance and insurance on a worldwide basis. We will adopt an innovative business strategy involving a balanced and coordinated approach to insurance underwriting and investing. We will engage in large, highly structured transactions in addition to traditional reinsurance and insurance transactions. We will principally target long-duration risks, including traditional life and annuity, workers' compensation, medical malpractice and disability reinsurance, as well as structured settlements. We intend to balance the underwriting of long-duration risks with an investment approach that we anticipate will produce superior compound returns over the term of the underwriting liabilities. We will seek to develop a select client base principally comprised of primary life and property and casualty insurance and reinsurance companies as well as large multinational corporations.

      We believe that we can realize significant competitive advantages can be realized by building a business with the following key features:

     . A high level of capitalization to support our global reinsurance and insurance operations

     . A business strategy that matches profitable long-tailed liability underwriting with long-term investments to produce superior shareholder returns

     . A unique arrangement that aligns the compensation of the investment manager with the long-term interests of management and shareholders

     . A sophisticated proprietary risk management approach that allocates capital to both underwriting and investment transactions

     . The ability to provide custom designed, highly-structured reinsurance and insurance products that combine underwriting, financial and investment expertise

     . Incorporation in Bermuda, a regulatory environment that permits creative product development and flexible investment strategies

      We will seek to earn a high rate of total return on our capital by investing in a combination of fixed income securities and highly-liquid managed funds. We have retained Union Spring, an affiliate of Willowbridge, to manage our investment portfolio. Union Spring and Willowbridge have over $1.2 billion
in combined assets under management. At least   % of our investment portfolio
initially will be invested in fixed income securities with a minimum average credit quality rating of AA2/AA. The remainder of our portfolio initially will be invested in managed funds. Union Spring initially expects that substantially all of the managed funds portfolio managed directly by it will be traded using three Willowbridge trading programs--"XLIM," "VAT" and "Primary." These programs individually have yielded compound annual returns (net of all fees and subject to certain assumptions discussed on page 32) of approximately 32%, 31% and 25% since 1987, 1990 and 1993, respectively. See "--Investment Strategy." These returns may not be indicative of the returns yielded on our managed funds portfolio. See "Risk Factors--Investment Risks." Our remaining managed funds portfolio initially will be allocated among sub-managers to be selected by Union Spring and other Willowbridge and Union Spring trading strategies.

        Upon consummation of the Offerings and the Direct Sales, we will have
an equity capitalization of approximately $         . We believe that this
level of capitalization will demonstrate a strong financial position consistent with our strategy to write large blocks of business and a high level of commitment to the insurance and reinsurance markets. We also believe that our level of capitalization will enable us to compete for desirable business and establish long-term relationships with a select group of primary insurers and reinsurers. In addition, our significant capitalization will allow us to implement our investment strategy while still providing our customers with a high level of security. As a result of our capitalization and other factors, we have been assigned a preliminary
claims-paying ability rating of      by       .

BUSINESS STRATEGY

      Our business objective is to create a sophisticated, multi-line reinsurance and insurance business that will enable us to achieve attractive total rates of return for our shareholders through prudent underwriting of insurance risks and careful management of our investment portfolio. Our business strategy is comprised of the following principal components:

 . Execute an Advanced Risk Management Strategy

 We intend to methodically measure risk by allocating capital to each underwriting transaction and each investment strategy based on our assessment of the associated risks. We will target a minimum return on allocated capital. We believe that this discipline will help ensure that we maximize the use of capital by having a consistent measurement of risk against which we can evaluate competing opportunities. We have designed systems that will allow us to track the aggregate capital allocated to underwriting transactions and investment strategies. We will use this system to determine the total capital "at risk" at any time and to determine appropriate capital retention policies.

 . Use a Disciplined Underwriting Approach

 We will capitalize on the experience of our Chief Executive Officer and our senior underwriters, as well as selected third-party underwriting specialists where appropriate, to underwrite business with attractive risk/return profiles. We will use a highly analytical underwriting approach together with innovative contract structuring to closely match underwriting liabilities with investment opportunities. We will focus primarily on underwriting long-duration risks for which our underwriters are able to develop loss payment patterns. We believe that these loss payment patterns will enable us to generate meaningful projections of the total cash flows of our insurance portfolio. These projections will then be used to determine the liquidity and return needs of our investment portfolio. Additionally, we have developed a proprietary risk analysis and pricing model to facilitate pricing the risks we assume on a transaction-by-transaction basis.

 . Implement an Innovative Investment Strategy

 We will implement an investment strategy designed to obtain superior returns while diversifying risks by investing in a combination of fixed income securities and highly-liquid managed funds. The managed funds portfolio will be invested in a broad range of instruments, including equities, fixed income securities, currencies, options, swaps, futures, commodities and other financial instruments, that will be traded directly by Union Spring and through carefully selected sub-managers. The fixed income portfolio will be invested in investment grade securities that will be managed by one or more experienced sub-managers selected by Union Spring and approved by the Investment Committee of the Board of Directors. We believe that the nature of the risks we intend to underwrite combined with the use of our aggregation model will allow us to develop a model of our cash flow requirements over time. We will use this model as a tool to help allocate our investment portfolio between managed funds and fixed income investments.

 . Align our Interests with Our Investment Manager

 We have retained Union Spring to manage our investment portfolio. Philip L. Yang, our Deputy Chairman of the Board of Directors, also is the sole stockholder, director and chairman of Union Spring and the sole stockholder, director and president of Willowbridge. Mr. Yang is the principal designer of the Willowbridge and Union Spring trading systems and has full responsibility for the trading activities of Union Spring. In order to align Union Spring's interests as closely as possible with our long-term interests, Union Spring has agreed to receive its managed funds incentive fees in Common Shares payable for up to ten years after the fees are earned. Union Spring also has agreed to pay all sub-manager fees out of its own funds. Subject to securing adequate financing, Union Spring also will assume any "netting" risk, which arises when incentive fees are payable to profitable sub-managers for any quarter in which no incentive fee is payable by us to Union Spring on our managed funds portfolio as a whole.

 . Capitalize on Skill and Experience of Management

 We have assembled a senior management team of experienced reinsurance and insurance professionals to implement our business strategy. Our Chief Executive Officer and President, David A. Brown, worked for six years for Centre Solutions (formerly Centre Re), a subsidiary of Zurich Insurance Group, most recently as its Chief Executive Officer and President, and for ten years prior to that time advised the insurance and reinsurance industries in Bermuda with the accounting firm of Ernst & Young, most recently as a partner. Our Chief Financial Officer and Treasurer, E. Grant Gibbons, was the Bermuda Minister of Finance until November 1998. His responsibilities included the oversight of the insurance and financial services industries.

 . Maintain Low Cost Structure

 We believe that the price of reinsurance and insurance is a primary determinant used by purchasers in selecting an underwriter. Consequently, a key component of our business strategy is to maintain a low cost structure. We expect to limit the number of employees initially to approximately 15 and to minimize our administrative costs by writing a limited number of large, highly-structured risks. We also expect to benefit from a favorable regulatory environment in Bermuda. We believe that the combination of these factors and our innovative investment strategy will permit us to price our reinsurance and insurance products lower than most of our competitors.

 . Opportunistically Consider Acquisitions

 We intend to opportunistically consider acquisitions of run-off business and operating companies. We will focus on acquisitions of long-tailed risks where we can obtain higher returns through the deployment of our underwriting and investment strategies. Acquisitions will be made where we believe they will enable us to more quickly assemble a broad base of profitable insurance business.

INDUSTRY TRENDS

      Our business strategy responds to a number of industry trends that we believe will continue to increase the demand for traditional and sophisticated reinsurance and insurance products.

      We believe that the price of reinsurance and insurance is a primary determinant used by purchasers in selecting an underwriter. We also believe that increasing price sensitivity among purchasers will increase demand for cost effective products. We expect to capitalize on this trend by maintaining a low cost structure and maximizing investment returns to provide pricing benefits to customers.

      In recent years, the insurance industry has undergone substantial changes. There has been tremendous consolidation in the industry and we expect that there will be continuing consolidation in the future. This trend is likely to increase demand for reinsurance as acquirers seek to restructure combined entities, focus on core markets and achieve better leveraging of existing capital to improve financial performance. Furthermore, several mutual life insurers have begun to "demutualize" or have announced plans to do so over the next several years. Demutualization is a process through which mutual insurance companies, the equity of which is owned by policyholders, convert to stock companies, the equity of which is owned by shareholders. As part of the demutualization process, mutual life insurers are subject to close examination by regulatory authorities and by the investing public as they generally will be required to publicly report financial results on a periodic basis. We believe that, as public companies, these life insurers often will be under pressure to generate higher levels of earnings by accelerating the reporting of the results of profitable blocks of business through reinsurance. Moreover, we believe that mergers and acquisitions involving demutualized life insurers may lead to an increased demand for life and annuity reinsurance to help finance transactions.

      In addition, insurance regulators and rating agencies have recently begun to increase the required reserves and capital standards for certain types of insurance. We believe that this trend towards higher risk-based capital and reserve requirements will continue in the future, which will increase the demand for reinsurance as insurers seek ways to improve their capital positions.

      The increasing convergence of the insurance and capital markets has the potential to revolutionalize the way the insurance industry organizes itself, pursues its business, establishes its rates and capitalizes itself. This is largely due to deregulation, increased competition from other financial intermediaries, commoditization of certain insurance products and integration of roles within the financial services industry. Examples of this convergence include securitization of underwriting risk and alternative distribution channels. We believe that we can capitalize on this trend by offering clients custom designed, highly-structured reinsurance and insurance products that combine underwriting, financial and investment expertise.

THE REINSURANCE BUSINESS

      Reinsurance is an arrangement whereby one or more insurance companies, the "reinsurer," agrees to indemnify another insurance company, the "ceding company," for all or part of the insurance risks underwritten by the ceding company. Reinsurance can provide certain basic benefits to the ceding company: it reduces net liability on individual risks, thereby enabling the ceding company to underwrite more business than its own resources can support; it provides catastrophe protection to lessen the impact of large or multiple losses; it stabilizes results by leveling fluctuations in the ceding company's loss ratio; and it helps the ceding company maintain acceptable surplus and reserve ratios.

      There are two major classes of reinsurance: treaty reinsurance and facultative reinsurance. Treaty reinsurance is a contractual arrangement that provides for the automatic reinsuring of a type or category of risk underwritten by the ceding company. Facultative reinsurance is the reinsurance of individual risks whereby the reinsurer separately rates and underwrites each risk rather than agreeing to reinsure all or a portion of a class of risk. Facultative reinsurance is normally purchased to cover risks not covered by treaty reinsurance or for individual risks covered by reinsurance treaties that are in need of capacity beyond that provided by such treaties.

      A ceding company's reinsurance program may involve pro rata and excess-of-loss reinsurance on both a treaty and facultative basis. Under pro rata reinsurance (also referred to as proportional), the ceding company and the reinsurer share the premiums as well as the losses and expenses in an agreed proportion. Under excess-of-loss reinsurance, the reinsurer agrees to reimburse the ceding company for all losses in excess of a predetermined amount up to a predetermined limit. Premiums paid by the ceding company to the reinsurer for excess-of-loss coverage are generally not proportional to the premiums that the ceding company receives because the reinsurer does not assume a proportionate risk. In pro rata reinsurance, the reinsurer generally pays the ceding company a ceding commission. Generally, the ceding commission is based on the ceding company's cost of obtaining the business being reinsured (i.e., brokers' and agents' commissions, local taxes, settlement costs and administrative expenses). There is usually no ceding commission on excess-of-loss reinsurance and, therefore, the pricing mechanism used by reinsurers is a rate applicable to premiums of the individual policy or policies subject to the reinsurance agreement.

      Property insurance protects the insured against financial loss arising out of the loss of property or its use caused by an insured peril. Casualty insurance protects the insured against financial loss arising out of its obligation to others for loss or damage to their person or property. Property and casualty reinsurance protects the ceding company against loss to the extent of the reinsurance coverage provided. A greater degree of unpredictability is generally associated with casualty risks and catastrophe-exposed property risks, and there tends to be a greater delay in the reporting and settlement of casualty reinsurance claims, due to the nature of casualty risks and their greater potential for litigation.

INSURANCE PRODUCTS TO BE WRITTEN

      We intend to reinsure or write business in "long-tailed" lines in which our underwriting and investment strategies provide a competitive advantage. Long-tailed lines refers to reinsurance and insurance businesses in which the payment of claims and claims-related expenses occurs over a long period of time. We intend to write reinsurance on both a pro rata and excess of loss basis, and to assume risk by engaging in loss portfolio assumptions, whereby a block of incurred but unpaid claims is assumed from another insurer or reinsurer. We expect to underwrite a variety of different risks and do not intend to limit our exposure to any particular lines of reinsurance or insurance. We initially expect to target the following lines of businesses:

 . Life and Annuity Reinsurance

      We expect to enter into reinsurance agreements policies with respect to individual and group life insurance products, including term life insurance, universal life insurance, variable life insurance and whole life insurance, and individual and group annuity products, including fixed annuities, variable annuities, equity-linked annuities and guaranteed investment contracts. The risks underwritten by us may include mortality and investment risks and, to a lesser extent, early surrender and lapse risks. Generally, most life reinsurance is written on a yearly renewable term basis, where the predominant risk is the mortality of the insured. However, most other types of fixed annuity and life reinsurance typically involve a certain level of investment risk, with the reinsurer often reinsuring a stated percentage of the ceding company's investment risk. We expect to write reinsurance both on a direct and brokered basis with primary life insurers and annuity issuers as well as reinsurers.

      According to a recent survey by Munich American Reinsurance Company, United States life reinsurance in force increased by 26.9% in 1997 to $2.17 trillion. According to A.M. Best Company, life insurance premiums ceded increased 49% in 1997 compared to 1996. We believe that life and annuity reinsurance present attractive opportunities because of the large potential size of the market and because the industry trends of consolidation, demutualization and competition will increase demand in this market.

 . Workers' Compensation

      Workers' compensation is a system regulated by the state governments that provides medical, disability and lost-wage benefits to employees who are injured in work-related accidents. According to A.M. Best, the U.S. market for workers' compensation insurance produced over $26 billion in direct premiums written in 1997, representing approximately 9.4% of the total United States property and casualty insurance market. Regional and national workers' compensation writers have increasingly looked to reinsurance in the past several years to support their internal capital requirements. We believe that there will continue to be significant opportunities to write or acquire large blocks of business as workers' compensation writers face continued dramatic changes in their business.

 . Medical Malpractice

      Medical malpractice insurance provides an indemnity to physicians and their employers for losses related to patient damages arising from medical advice rendered or procedures performed. The U.S. market for medical malpractice insurance, according to A.M. Best, produced nearly $6 billion in 1997 in direct premiums written. The market is highly fragmented with the top 10 United States writers controlling only 44% of the market. Twenty-nine companies have at least 1% of the domestic market. The Company believes that the level of competition within the medical malpractice business will provide ample opportunity for its large, highly structured products.

 . Disability Insurance

      Disability insurance provides protection against loss of income due to disability. The primary market for disability insurance includes both individual and group products. In the United States, in-force premium totals approximately $12.1 billion according to LIMRA International Inc. The Company believes that disability insurance has the potential to be a rapid-growth product globally in the future. A study by UNUM Corporation indicates that the current global private market penetration rate for disability products is only 29%. The Company believes that rapid growth of this product globally could result in significant demand for reinsurance to help finance such growth.

 . Structured Settlements

      Structured settlements refers to a series of cash payments made at regular intervals to settle claims arising out of workers' compensation claims, medical malpractice claims, lawsuits or other cases in which an injured party is indemnified for a period of time or for life. According to A.M. Best Company, the structured settlement industry in the United States is estimated to generate approximately $5 billion in sales annually. Although the structured settlement business has experienced low growth in recent years, we believe that our business model will allow us to compete effectively for market share.

INVESTMENT STRATEGY

      We will seek to earn a high rate of risk-adjusted total return on our capital by investing in a combination of fixed income securities and highly-liquid managed funds. We will maintain adequate liquidity to fund operations and to protect against unexpected events and will diversify our managed funds portfolio to limit volatility. At the same time, we will endeavor to achieve significantly higher rates of return than insurance companies that follow a traditional investment strategy. These higher returns will allow us to price our products competitively and maximize shareholder returns.

      We believe that the nature of the business we intend to write combined with the use of our aggregation model will allow us to develop a model of our cash flow requirements over time. We will use this model (together with reasonable margins to allow for variance from the predictions) as a tool to help allocate our investment portfolio between managed funds and fixed income investments. Studies of the historical returns of fixed income, equity and managed fund investments have led us to believe that a combination of managed fund and fixed income investments may produce highly attractive returns while limiting volatility and downside risk. The Investment Guidelines provide that
no more than   % of our investment portfolio can be allocated to managed funds.

      We believe that we will enjoy the greatest probability of success in investing by using the services of outside top-rated portfolio managers, rather than attempting to build our own in-house investment management team. Accordingly, we have entered into an investment management agreement (the "Investment Management Agreement") with Union Spring, pursuant to which Union Spring will be responsible for managing our investment portfolio. Union Spring will manage a portion of our portfolio directly and will allocate the remainder to various fund managers (the "Sub-Managers"). The Investment Guidelines provide that at least 25% of the investment portfolio will be allocated to
Union Spring, that at least   % of the managed funds portfolio will be
allocated to Sub-Managers and that all of the fixed income portfolio will be allocated to a Sub-Manager selected by Union Spring and approved by the Investment Committee of the Board of Directors. Union Spring will from time to time enter into hedging transactions (overlay strategies) supported by the assets of the managed fund portfolio that will be designed to lower the overall investment portfolio risk and avoid undue concentration of investment exposure.

      Union Spring and the Sub-Managers will have broad discretionary authority to manage the Company's investment portfolio, subject to the Investment Guidelines, the terms of the Investment Management Agreement and any agreements between Union Spring and the Sub-Managers. The Investment Committee will periodically review the Investment Guidelines in light of prevailing market conditions and may amend them from time to time as it deems appropriate. The Investment Committee will also periodically review the Company's investment portfolio and the performance of Union Spring and the Sub-Managers.

Fixed Income Portfolio

      The fixed income portfolio will provide liquidity for our day-to-day operations as well as a significant "buffer" for cash needs that are greater than anticipated. We anticipate that we will be able to satisfy our short-term cash needs from these fixed income investments, thereby reducing the probability that we will need to liquidate a portion of our managed funds portfolio.

      The Investment Guidelines allow investments to be made in all publicly traded U.S. Treasury and U.S. agency securities, agency and non-agency mortgage-backed securities, asset-backed securities, corporate debt and preferred stock obligations, securities issued by G7 governments, cash and cash equivalent instruments (including repurchase agreements), A1/P1 commercial paper, time deposits and offshore money market funds. Under the Investment Guidelines, no security may be purchased for the fixed income portfolio unless it has a minimum rating of A3/A- or its equivalent from at least one nationally recognized rating agency. In addition, a minimum weighted average credit quality rating of AA2/AA or its equivalent must be maintained for the fixed income portfolio as a whole.

      The Investment Guidelines have established maximum exposure levels, which limit the percentage of the fixed income portfolio that may be invested in certain types of securities or with certain issuers. With respect to types of securities, there is no limit on investments in U.S. government securities, a 20% limit on investments in mortgage-backed securities, a 15% limit on investments in asset-backed securities and a 15% limit on investments in corporate debt and preferred stock obligations. With respect to types of issuers, there is no limit on investments in U.S. Treasury securities, a 25% limit on investments in the securities of any single U.S. agency and a 5% limit on investments in the securities of any other issuer.

      The fixed income portfolio will be exposed to two primary sources of investment risk: credit risk relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest; and interest rate risk relating to the market price and/or cash flow variability associated with changes in market interest rates. We will seek to manage credit risk through industry and issuer diversification. We will seek to manage interest rate risk by monitoring the duration of our investment portfolio relative to current market conditions.

Managed Funds Portfolio

      The managed funds portfolio may include a broad range of instruments, including equities, fixed income securities, currencies, options, swaps, futures, commodities and other financial instruments. These instruments will be traded using a variety of programs developed by Philip L. Yang and the Sub-Managers and will not be limited to any particular type of instruments or strategies. Union Spring initially expects that substantially all of the managed funds portfolio managed directly by it will be traded using the following trading programs:

        XLIM Trading Approach. The XLIM trading approach is a discretionary system where trading decisions are based primarily on the analysis of Philip L. Yang. XLIM trades are selected from a wide variety of futures contracts, forwards, swaps, spot and options in the financial instruments, currencies, precious and base metals and agricultural commodities markets in the United States and internationally. Mr. Yang's approach to trading involves identifying market opportunities and then executing specific trades to exploit such opportunities. Trading decisions are primarily based on fundamental as well as technical market analysis. Fundamental analysis involves the evaluation of factors external to the markets that affect the price of a contract or currency in order to predict prices. Fundamental factors which influence the price of contracts and currencies include changing money supply and demand relationships; the trade, fiscal, monetary and exchange control programs and policies of various governments; national and international political and economic events; and changes in interest rates. Technical analysis is not based on the evaluation of fundamental factors but instead on the theory that a study of the markets themselves will provide a means of anticipating price changes. Technical analysis generally includes a study of actual daily, weekly and monthly price fluctuations and volume variations and changes in open interest using charts and, possibly, computers for analysis of these items. Equally important, Mr. Yang supplements fundamental and technical analyses with anecdotal information about specific market opportunities obtained through dealer and financial networks established and developed over many years. Mr. Yang emphasizes only a small number of core positions at any time, selecting those for which he believes the reward-to-risk ratio is the most favorable and for which he believes he has an advantage over conventional market expectations. Approximately 15% to 40% of the assets under management pursuant to the XLIM trading approach normally will be committed as margin for trading. Although the instruments traded using this investment program are inherently leveraged, the leverage is not further increased through borrowing. Since 1988, the XLIM trading approach has yielded an annual compound return (net of all fees and assuming fees were paid on proprietary funds) of approximately 32%.

        VAT Investment Program. The VAT investment program equally allocates funds among the Vulcan, Argo and Titan proprietary trading systems to trade futures, forward, spot and option contracts in the currency and financial markets. Approximately 15% to 40% of the assets under management pursuant to the VAT investment program normally will be committed as margin for trading. Although the instruments traded using this investment program are inherently leveraged, the leverage is not further increased through borrowing. Although the Vulcan, Argo and Titan trading systems had each been trading prior to 1990, the VAT investment program began trading in the currency and financial markets using a combination of these three trading systems in November 1997. Since 1990, the VAT trading program has yielded an annual compound return (net of all fees and assuming the extraction of the currency and financial instrument performance of the Vulcan, Argo and Titan trading systems since 1990) of approximately 31%.

          The Vulcan trading system is a computerized technical trading system that commenced trading in 1988. Vulcan uses a systematic technical charting system, which makes trading decisions based on concepts of pattern recognition, support/resistance levels and counter-trend liquidations. It is not a trend-following system, but does ride a trend when the opportunity arises. Vulcan attempts to capture price moves in a time horizon of ten days to two weeks.

          The Argo trading system is a computerized technical trading system that commenced trading in 1988. Argo essentially incorporates Vulcan's concepts of pattern recognition, support/resistance levels and counter-trend liquidations. Argo has a relatively longer time horizon than Vulcan and attempts to capture longer-term price moves. Positions will generally be held from 20 to 30 trading days.

          The Titan trading system is a computerized technical trend-following system coupled with a mechanism for adding to, or subtracting from, the initial position on a counter-trend or retracement basis. The Titan trading system commenced trading in 1988. Unlike Vulcan, Titan applies various technical factors in an effort to monitor the overall market environment to recognize major trends. Titan generally will hold a position for 15 days, based on an average of the number of days the initial base position would be held combined with the number of days any additional positions would be held.

        Primary Investment Program. The Primary investment program permits Willowbridge to select one or more of its trading strategies to use for a given market based on its periodic evaluation of market conditions and to reallocate among the strategies. Typically, changes in strategies used for particular markets are made infrequently. Assets are currently traded using all or a portion of the Vulcan, Argo, Titan and Siren systems. Siren is a computerized technical trading system that commenced trading in 1991. Siren uses real time price information to organize data into charts composed of market profiles, which are then used to determine patterns that often signal the reversal of a major trend bias. Approximately 15% to 40% of the assets under management pursuant to the Primary investment program normally will be committed as margin for trading. Although the instruments traded using this investment program are inherently leveraged, the leverage is not further increased through borrowing. Since 1993, the Primary trading program has yielded an annual compound return (net of all fees) of approximately 25%.

      The managed funds portfolio will be exposed to several risks. The low margin deposits normally required in commodity interest trading may result in a high degree of leverage, which could result in substantial losses. The exchanges on which many futures are traded have the right to suspend or limit trading, which could impair the liquidity of certain investments. Many of the instruments may be traded in markets in which performance is the responsibility only of the individual counter-party and not of an exchange or clearinghouse. In these cases, there is the risk of the inability of, or refusal by, the counter-party to perform with respect to such contracts. In addition, trading on foreign exchanges is not regulated by the United States Commodity Futures Trading Commission (the "CFTC") and may be subject to regulations that offer different or diminished protection in comparison to domestic exchanges. Portions of the managed funds portfolio that are invested in equities or fixed income securities will be subject to additional risks. See "Risk Factors--Investment Risks."

INVESTMENT MANAGERS

      The Investment Committee has selected Union Spring to manage the Company's investment portfolio. Union Spring is a Delaware corporation, organized in February 1996, with principal offices at 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536. Union Spring is registered as a commodity trading advisor ("CTA") and a commodity pool operator ("CPO") with the CFTC and is a member of the United States National Futures Association (the "NFA"). Union Spring has approximately $330 million in assets under management. Philip
L. Yang, who is the founder, sole stockholder, director and chairman of Union Spring, is the principal designer of the Willowbridge and Union Spring trading strategies and has full responsibility for the trading activities of Union Spring.

      Union Spring is an affiliate of Willowbridge, which is one of the largest managed futures firms in the United States with approximately $890 million in assets under management (including proprietary funds). Mr. Yang has been the sole stockholder, director and president of Willowbridge since September 1992. He also held these positions from the time he formed Willowbridge in January 1988 through September 1989. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm. Union Spring has its own internal research department, which works in conjunction with Willowbridge personnel, including Mr. Yang and his team. See "Management--Directors and Executive Officers."

      Union Spring will be responsible for the day-to-day management of our investment portfolio. The investments made by Union Spring and the Sub-Managers on our behalf are generally intended to be liquid in nature. Accordingly, Union Spring will be required to provide us at the end of each day with (1) mark-to-market pricing information, which will enable us to monitor our investment positions closely and to liquidate funds when needed for investment or operating needs, (2) information on trading positions so we can monitor our overall exposure across all funds in which our assets are invested and (3) detailed and timely reports of the disposition of our investments. Union Spring will attempt to obtain comparable information from those Sub-Managers handling separate accounts for the Company.

      Union Spring will select Sub-Managers based on a rigorous and ongoing review of trading style and past and present performance. As a requirement for investing in any fund, Union Spring will obtain full disclosure of trading history and results, information on trading approach and techniques, and open and continuous access to fund managers and staff. Selection will involve both quantitative and qualitative analysis of the correlation of fund returns with each other and with relevant bond indices. We believe that this approach will help optimize the risk/return profile of the entire portfolio.

      The Investment Guidelines contain numerous parameters intended to insure the quality of trading conducted by Sub-Managers handling separate managed accounts for the Company. These parameters include: permitting trading only in contracts that provide us with sufficient liquidity; limiting the establishment of positions in contracts requiring margin in excess of 30% of the allocated net asset value of the account; establishing guidelines for closing out, offsetting and rolling-over trades; limiting the investment by any Sub-Manager in any particular commodity to % of all open interest in that commodity interest and contract month; specifying particular exchanges in which assets can be traded and types of contracts that can be traded on the selected exchanges; requiring prior approval of Union Spring before changes in key people or trading style; limiting the amount of our assets invested with any particular Sub-Manager to 50% of that Sub-Manager's total assets under management; and limiting the borrowings secured by the allocated assets to four times their value.

      The Investment Management Agreement provides for Gemini Re to pay Union Spring the following fees:

     . With respect to the fixed income portfolio, Union Spring will
       receive a quarterly management fee equal to      % of the value of
       the fixed income portfolio (  % per annum).

     . With respect to the managed funds portfolio, Union Spring will receive both a monthly management fee and a quarterly incentive fee.

             . The monthly management fee will be equal to 0.16667% of the value of the managed funds portfolio (2% per annum).

             . The quarterly incentive fee will be equal to 25% of any New
               Trading Profit (as defined below) on the managed funds portfolio. New Trading Profit means the sum of (A) the net of any profits or losses realized on all trades closed out during a period plus (B) the net of any unrealized profits or losses on open positions as of the end of such period (after deduction for accrued brokerage commissions); minus (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for accrued brokerage commissions) and (ii) other ordinary and customary fees incurred in executing trades during such period. Termination of the Investment Management Agreement will be treated as if the date of termination were the end of an incentive fee calculation period for purposes of calculating the incentive fee due to Union Spring. Withdrawals of assets from the managed funds portfolio will result in a proportional pay-out of any accrued incentive fees.

      Union Spring has agreed to pay all Sub-Manager fees out of its own funds. Subject to securing adequate financing, Union Spring also will assume any "netting" risk, which arises when incentive fees are payable to profitable Sub-Managers for any quarter in which no incentive fee is payable by us to Union Spring on our managed funds portfolio as a whole. We believe that shifting this risk to Union Spring gives us a significant competitive advantage.

      In order to align Union Spring's interests as closely as possible with the long-term interests of the Company, Union Spring has agreed that its quarterly incentive fee will be paid in Common Shares (valued at the then current market price). These Common Shares will be owed but not issued to Union Spring for up to ten years after they are earned. Mr. Yang and his affiliate also are expected to purchase Common Shares and warrants to purchase Common
Shares for an aggregate purchase price of $   million as part of the Direct
Sales. Mr. Yang and his affiliate have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, hypothecate, grant any option to purchase, or otherwise transfer or dispose of (or announce any offer, sale, offer to sell, contract of sale, assignment, pledge, hypothecation, grant of any option to purchase, or other transfer or disposition of) these Common Shares for a period of one year after the date of this prospectus. See "Certain Transactions--Asset Manager Relationships," "Shares Eligible For Future Sale" and "Direct Sales."

      The term of the Investment Management Agreement extends through December
31,      and will be automatically renewed for additional    -year terms unless
either Gemini Re or Union Spring gives the other party written notice no later than six months prior to the expiration of the term. In addition, either party may terminate the Investment Management Agreement immediately in the event that the assets of the investment portfolio have decreased in value as of the end of any business day by 25% or more from the start of the last incentive fee calculation period.

MARKETING

      Our marketing strategy is to focus on developing relationships globally with a core group of clients with whom we will attempt to develop long-standing relationships. These companies primarily will be primary life insurance and property and casualty insurance companies that will from time to time cede large blocks of business to us. We also intend to target large multinational corporations that can benefit from our highly-structured products. We believe that diversity in our sources of business reduces the potential adverse effect arising from the termination of any one of our business relationships.

      We intend to develop a core group of clients by marketing through both the direct and broker markets, as well as non-traditional marketing channels. On a direct basis, we will capitalize on management and board relationships in the insurance industry, as well as Strategic Investor relationships, to gain access to business. Strategic Investors may from time to time enter into reinsurance arrangements with the Company. We also plan to use the professional intermediary market as a source of business. Professional intermediaries, also called reinsurance "brokers," structure reinsurance and insurance contracts and then place the associated risks with reinsurers and insurers. We expect that existing relationships of management and the Strategic Investors will provide new business prospects for broker market business. Finally, we plan to develop distribution sources outside of the traditional direct and broker markets and believe that significant business can be obtained through relationships with banks, securities brokers and professional services firms.

UNDERWRITING

      We expect to underwrite primarily large, highly-structured transactions to a select group of clients. We will use an experienced Chief Executive Officer and senior underwriters to underwrite business with attractive risk/return profiles. We also will use selected third-party underwriting specialists to assist in underwriting where appropriate.

      We will use a highly analytical underwriting approach together with innovative contract structuring to closely match underwriting liabilities with investment opportunities. We will focus primarily on underwriting long-duration risks for which our underwriters are able to develop loss payment patterns. We will closely track the correlation and interaction of all new risks assumed with existing insurance risks. We believe that these loss payment patterns will enable us to generate meaningful projections of the total cash flows of our insurance portfolio. These projections will then be used to determine the liquidity and return needs of our investment portfolio.

      We have developed a proprietary risk analysis and pricing model to facilitate pricing the risks we assume on a transaction-by-transaction basis. The model can be adapted to different types of underwriting risks assumed and will factor in the effects of the various features that we may incorporate into contracts. The model develops a range of outcomes for each contract over many thousands of simulations. The distribution of these outcomes is used to allocate capital to the transaction, determine its expected return and thereby assist us in assessing its attractiveness. We will assess transactions based on the economic value they are estimated to add. This may result in the consummation of transactions that produce neutral or adverse results on a short-term, GAAP accounting basis but result in a gain over time. See "Risk Factors--Volatility of Operating Results."

      For each transaction that is completed, the pricing model is retained and converted to a reserving model. The model is then used to update the reserves required for each contract as new information is received and allows management to track, on a transaction by transaction basis, the quality of underwriting decisions. These reserving models also provide input to the portfolio aggregation model, which is used to estimate the total exposure of the our capital at any given time.

      The management of risk on an aggregate basis is a critical aspect of insurance company management. We will use a portfolio aggregation model, which will combine the range of outcomes of each individual contract that we write. Using statistical simulation techniques, this model will generate an expected profile of our overall insurance liabilities together with estimates of the range of variation from the expected profile. As the number of contracts written and outstanding grows, the results of the aggregation model should become increasingly accurate in predicting our liability profile. We intend to use this model for a number of purposes, including

     .  To monitor the overall exposure of our capital at risk

     . To estimate the risk adjusted capital adequacy that will be assessed by independent rating agencies for the purpose of assigning and maintaining our financial ratings

     . To assess the attractiveness of potential transactions by running them against the overall portfolio to determine the net economic benefit compared to the change in overall capital at risk

     . To project our liquidity and return needs over time and to use this information in determining the optimum asset allocation among the various investment strategies available to us

RETROCESSIONAL ARRANGEMENTS

      We have no plans to enter into an aggregate retrocessional agreement. However, from time to time as deemed appropriate, we may enter into facultative agreements or other risk-sharing agreements with other reinsurance companies.

RESERVES

      In accordance with Bermuda insurance regulations, we will establish and carry as liabilities actuarially determined reserves calculated to meet our future obligations. Future policy benefits and policy claims are expected to comprise the majority of our financial obligations and reserves therefor will be maintained on both a Bermuda regulatory and GAAP basis. Future policy benefits will be based upon our best estimates of the frequency and severity of claims and the timing of claims payments, with appropriate provision for adverse deviation and other factors. The liabilities for future policy benefits established with respect to individual risks or classes of business may be greater or less than those established by ceding companies due to the use of different assumptions. Our reserves will be computed at amounts that, with additions from premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet our policy obligations. Reserves may include unearned premiums, premium deposits, claims reported but not yet paid, claims incurred but not reported and claims in the process of settlement.

ADMINISTRATION

      We anticipate providing most of our own management and administrative services, including claims administration. As a result of our marketing and underwriting strategies, which focus on large, highly-structured transactions, the claims function is expected to be less labor-intensive compared to other, more traditional reinsurance companies. Consequently, our underwriters will perform traditional claims tasks such as monitoring claims and reserving. We may, however, hire third-party claims specialists from time to time to assist the underwriters and coordinate reserving practices and other claims-paying procedures if we write business that is highly specialized.

COMPETITION

      The reinsurance and insurance industry is highly competitive. Reinsurance and insurance companies compete on the basis of many factors, including premium charges, the general reputation and perceived financial strength of the companies, other terms and conditions of the products offered, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the particular risk to be underwritten. We are not aware of any reinsurer or insurer with the same business strategy as us. Nevertheless, we expect to compete directly with numerous other life and annuity and property and casualty companies as well as other Bermuda reinsurers. Most of these competitors are well established, have significant operating histories and strong claims paying ability ratings, and have developed long-standing client relationships. We have no experience in competing with such other companies and we cannot assure you that we will be able to compete successfully. See "Risk Factors--Competition."

RATINGS

      Financial ratings are used by primary insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. A ceding company's own rating may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. We are seeking financial ratings from one or more rating agencies. We expect that our rating will be contingent upon our raising gross proceeds of at least $ million in the Offerings. Each rating that we receive will represent only the respective rating agency's opinion of our ability to meet our obligations to our policyholders and will not be directed at investors in the Common Shares.

PROPERTY

      We currently occupy office space in Hamilton, Bermuda on a month-to-month basis. We expect to relocate to other offices in Hamilton in the near future.

LEGAL PROCEEDINGS

      We are not currently involved in any litigation or arbitration. We anticipate that we will be subject to litigation and arbitration in the ordinary course of business.

REGULATION

Bermuda

      The Insurance Act 1978, as amended, and Related Regulations. As a holding company, the Company is not subject to Bermuda insurance regulations. The Insurance Act, which regulates the insurance business of Gemini Re, provides that no person shall carry on an insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Minister of Finance (the "Minister"). Under the Insurance Act, insurance business includes reinsurance business. The Minister, in deciding whether to grant registration, has broad discretion to act as the Minister thinks fit in the public interest. The Minister is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Minister may impose from time to time.

      An Insurance Advisory Committee appointed by the Minister advises the Minister on matters connected with the discharge of the Minister's functions and sub-committees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures. The day-to-day supervision of insurers is the responsibility of the Registrar of Companies (the "Registrar").

      The Insurance Act imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister powers to supervise, investigate and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.

      Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. There are four classifications of insurers carrying on general business, with Class 4 insurers subject to the strictest regulation. As Gemini Re has been incorporated to carry on both long-term and general business, it has been registered as both a long-term insurer and a Class 3 insurer in Bermuda and will be regulated as such under the Insurance Act.

      Long-term Business Fund. An insurer carrying on long-term business is required to keep its accounts in respect of its long-term business separate from any accounts kept in respect of any other business and all receipts of its long-term business form part of its long-term business fund. No payment may be made directly or indirectly from an insurer's long-term business fund for any purpose other than a purpose related to the insurer's long-term business, except insofar as such payment can be made out of any surplus certified by the insurer's approved actuary to be available for distribution otherwise than to policyholders. No insurer carrying on long-term business may declare or pay a dividend to any person other than a policyholder unless the value of the assets in its long-term business fund (as certified by the insurer's approved actuary) exceeds the liabilities of the insurer's long-term business (as certified by the insurer's approved actuary) by an amount equal to the dividend plus the $250,000 minimum solvency margin prescribed by the Insurance Act, and the amount of any such dividend may not exceed the aggregate of (1) that excess and (2) any other funds properly available for payment of dividends, such as funds arising out of business of the insurer other than long-term business. See "Risk Factors--Holding Company Structure."

      Cancellation of Insurer's Registration. An insurer's registration may be cancelled by the Minister on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or if, in the opinion of the Minister after consultation with the Insurance Advisory Committee, the insurer has not been carrying on business in accordance with sound insurance principles.

      Independent Approved Auditor. Every registered insurer must appoint an independent auditor who will annually audit and report on the Statutory Financial Statements and the Statutory Financial Return of the insurer, which, in the case of Gemini Re, are required to be filed annually with the Registrar of Companies in Bermuda. The independent auditor of the insurer must be approved by the Minister and may be the same person or firm which audits the insurer's financial statements and reports for presentation to its shareholders. Gemini Re's independent auditor is Ernst & Young.

      Approved Actuary. Gemini Re, as a registered long-term insurer, is required to submit an annual actuary's certificate when filing its Statutory Financial Return. The actuary's certificate shall state whether or not, in the opinion of the insurer's approved actuary, the aggregate amount of the liabilities of the insurer in relation to long-term business as at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet. The actuary, who will normally be a qualified life actuary, must be approved by the Minister. Gemini Re's approved
actuary is                            .

      Loss Reserve Specialist. As a registered Class 3 insurer, Gemini Re is required to submit an opinion of its approved loss reserve specialist with its Statutory Financial Return in respect of its loss and loss expense provisions. The loss reserve specialist, who will normally be a qualified casualty actuary, must be approved by the Minister. Gemini Re's approved loss reserve specialist
is                  .

      Statutory Financial Statements. An insurer must prepare annual Statutory Financial Statements. The Insurance Act prescribes rules for the preparation and substance of such Statutory Financial Statements (which include, in statutory form, a balance sheet, an income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The Statutory Financial Statements are not prepared in accordance with United States GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act 1981 of Bermuda (the "Companies Act"), which financial statements may be prepared in accordance with United States GAAP. Gemini Re, as a long-term insurer and a general business insurer, is required to submit the annual Statutory Financial Statements as part of the annual Statutory Financial Return. The Statutory Financial Statements and the Statutory Financial Return do not form part of the public records maintained by the Registrar.

      Annual Statutory Financial Return. Gemini Re is required to file with the Registrar of Companies in Bermuda a Statutory Financial Return no later than four months after its financial year end (unless specifically extended). The Statutory Financial Return for Gemini Re includes, among other matters, a report of the approved independent auditor on the Statutory Financial Statements of the insurer, solvency certificates, the Statutory Financial Statements themselves, a certificate of the approved actuary and the opinion of the loss reserve specialist. The solvency certificates must be signed by the principal representative and at least two directors of the insurer who are required to certify, among other matters, whether the minimum solvency margin has been met and whether the insurer has complied with conditions attached to its certificate of registration. The independent approved auditor is required to state whether in its opinion it was reasonable for the directors to so certify. Where an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the Statutory Financial Return.

      Minimum Solvency Margin. The Insurance Act provides that the value of the long-term business assets of an insurer carrying on long-term business must exceed the amount of its long-term business liabilities by at least $250,000.

      The Insurance Act also provides that the value of the general business assets of a Class 3 insurer must exceed the amount of its general business liabilities by at least the prescribed minimum solvency margin. Gemini Re, as a Class 3 insurer, (1) is required to maintain a minimum solvency margin equal to the greatest of: (A) $1,000,000, (B) 20% of net premiums written up to $6,000,000 plus 15% of net premiums written over $6,000,000, and (C) 15% of loss reserves; (2) is prohibited from declaring or paying any dividends during any financial year it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio (if it fails to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, the insurer will be prohibited, without the approval of the Minister, from declaring or paying any dividends during the next financial year); (3) is prohibited, without the approval of the Minister, from reducing by 15% or more its total statutory capital, as set out in its previous year's financial statements; and (4) if it appears to the Minister that there is a risk of the insurer becoming insolvent or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, in addition to the restrictions specified above, direct the insurer not to declare or pay any dividends or any other distributions or may restrict it from making such payments to such extent as the Minister may think fit.

      Minimum Liquidity Ratio. The Insurance Act provides a minimum liquidity ratio for general business insurers. An insurer engaged in general business is required to maintain the value of its relevant assets of not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, account and premiums receivable and reinsurance balances receivable. There are certain categories of assets which, unless specifically permitted by the Minister, do not qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined).

      Supervision, Investigation and Intervention. The Minister may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Minister believes that an investigation is required in the interest of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Minister, the Minister may direct an insurer to produce documents or information relating to matters connected with the insurer's business.

      If it appears to the Minister that there is a risk of the insurer becoming insolvent, or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, among other things, direct the insurer (1) not to take on any new insurance business, (2) not to vary any insurance contract if the effect would be to increase the insurer's liabilities, (3) not to make certain investments, (4) to realize certain investments, (5) to maintain, or transfer to the custody of a specified bank, certain assets, (6) not to declare or pay any dividends or other distributions or to restrict the making of such payments and/or (7) to limit its premium income.

      Principal Representative. An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, the principal office of Gemini Re is at the Company's principal executive offices in Reid Hall, 3 Reid Street,
Hamilton, HM 11, Bermuda, and                is the principal representative of
Gemini Re. Without a reason acceptable to the Minister, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' notice in writing to the Minister is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood of the insurer for which the principal representative acts becoming insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the Minister setting out all the particulars of the case that are available to the principal representative. Examples of such a reportable "event" include failure by the insurer to comply substantially with a condition imposed upon the insurer by the Minister relating to a solvency margin or a liquidity or other ratio.

      Certain Bermuda Law Considerations. The Company and Gemini Re have been designated as non-resident for exchange control purposes by the Bermuda Monetary Authority whose permission for the issue and transfer of the Common Shares has been obtained subject to the following conditions:
                                                . This designation allows the
Company and Gemini Re to engage in transactions, or to pay dividends to non-residents of Bermuda who are holders of the Common Shares, in currencies other than the Bermuda Dollar.

      The transfer of the Common Shares between persons regarded as non-resident in Bermuda for exchange control purposes and the issue of the Common Shares after the completion of the Offerings to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of the Common Shares to any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval under the Exchange Control Act 1972. The common shares of Gemini Re cannot be transferred without the consent of the Bermuda Monetary Authority. The issue and transfer of any preferred shares will require the prior approval of the Bermuda Monetary Authority.

      In accordance with Bermuda law, share certificates are issued only in the names of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. The Company will take no notice of any trust applicable to any of its Common Shares whether or not it had notice of such trust.

      As "exempted companies," the Company and Gemini Re are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but as exempted companies they may not participate in certain business transactions, including (1) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for terms of not more than 50 years) without the express authorization of the Bermuda legislature, (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (3) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities or (4) the carrying on of business of any kind in Bermuda, except in furtherance of their business carried on outside Bermuda. While Gemini Re is permitted to reinsure risks undertaken by any company incorporated in Bermuda and permitted to engage in the insurance and reinsurance business, generally it is not permitted without a special license granted by the Minister to insure Bermuda domestic risks or risks of persons of, in or based in Bermuda.

      Both the Company and Gemini Re will be required to comply with the provisions of the Companies Act regulating the payment of dividends and making distributions from contributed surplus. Pursuant to the Companies Act, a company shall not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

      Exempted companies, such as the Company and Gemini Re, must comply with Bermuda resident representation provisions under the Companies Act. We do not believe that such compliance will result in any material expense to us.

      Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Mr. Brown, our Chief Executive Officer, has applied for a work permit. Although we are not aware of any reason why this work permit or other required permits would not be granted or extended, we cannot assure you that these work permits will be granted or extended if granted. See "Risk Factors-- Dependence on Key Personnel."

United States and Other

      Gemini Re is not licensed or admitted as an insurer in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Gemini Re, which are not licensed or admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where an insurer is not licensed or admitted to do business is prohibited. The Company expects to conduct its business through its Bermuda office and does not intend to conduct any activities which may constitute the transaction of the business of insurance in any jurisdiction in which the Company is not licensed or otherwise authorized to engage in such activities. However, the definition of such activities is in some jurisdictions ambiguous and susceptible to judicial interpretation. Accordingly, there can be no assurance that inquiries or challenges to the Company's insurance activities in such jurisdictions will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company.

      In addition to the regulatory requirements imposed by the jurisdictions in which a reinsurer is licensed, a reinsurer's business operations are affected by regulatory requirements governing "credit for reinsurance" in other jurisdictions in which its ceding companies are located. In general, a ceding company which obtains reinsurance from a reinsurer that is licensed, accredited or approved by the jurisdiction in which the ceding company files statutory financial statements is permitted to reflect in its statutory financial statements a credit in an aggregate amount equal to the liability for unearned premiums and loss reserves and loss expense reserves ceded to the reinsurer. Many jurisdictions also permit ceding companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted reinsurers if certain prescribed security arrangements are made. Because Gemini Re is not licensed, accredited or approved in any jurisdiction except Bermuda, Gemini Re expects that in certain instances its reinsurance clients will require it to post a letter of credit or enter into other security arrangements. We expect to receive commitments from one or more commercial banks to provide standby letter of credit facilities. These commitments will be subject to several conditions, including the negotiation of definitive documentation. In the event that Gemini Re should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise to secure its obligations to its reinsureds, which would adversely affect the Company. If Gemini Re is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, its ability to operate its business will be severely limited.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The table below sets forth the names, ages and titles of the directors and executive officers of the Company and Gemini Re.

NAME                         AGE POSITION WITH THE COMPANY AND GEMINI RE
----                         --- ---------------------------------------
David A. Brown..............  41 Chief Executive Officer, President and Director
E. Grant Gibbons............  46 Chief Financial Officer, Treasurer and Director
Conrad A. Plimpton..........  55 Chairman of the Board of Directors
Philip L. Yang..............  39 Deputy Chairman of the Board of Directors
John C. Plimpton............  32 Director
John R. Zumbrunn............  56 Director

      David A. Brown, has served as the Chief Executive Officer, President and a director of the Company and Gemini Re since December 1998. From 1995 to 1998, Mr. Brown served as President and Chief Executive Officer of Centre Solutions Limited, a Bermuda-based insurance company and subsidiary of Zurich Insurance Group, having previously served as Executive Vice President and Chairman of the Operating Committee (1994-1995) and as Senior Vice President, Chief Accounting Officer and Chief Administrative Officer for non-insurance operations (1993-
1995). From 1988 to 1993, Mr. Brown was a partner with the international accounting firm, Ernst & Young (formerly Ernst & Whinney), having previously served in the positions of supervisor, manager and senior manager from 1982 to 1988. At Ernst & Young, Mr. Brown specialized in insurance auditing and consulting and was liquidator of numerous insurance companies. Prior to joining Ernst & Young, Mr. Brown worked for Deloitte Haskins & Sells as a qualified accountant (1981-1982) and an articled clerk (1977-1981). He is a Fellow of the Institute of Chartered Accountants in England and Wales and a Member of the Institute of Chartered Accountants in Bermuda.

      E. Grant Gibbons has served as the Chief Financial Officer, Treasurer and a director of the Company and Gemini Re since December 1998. Dr. Gibbons, a Member of Parliament in Bermuda, served as Minister of Finance in the Bermuda Government from 1995 until 1998. He previously served as Minister of Management and Technology from 1994 to 1995. From 1987 until 1994, Dr. Gibbons participated in the management of a family business with interests in retail, financial services and insurance, serving as Managing Director of Gibbons Company and of Peniston Brown Ltd. From 1982 to 1987, Dr. Gibbons held a variety of positions at E.R. Squibb & Sons, a multinational pharmaceutical company, including positions in marketing and strategic planning, culminating in the position of Director of Worldwide Licensing, where his responsibilities included negotiations and contractual arrangements involved in acquisition of new products. Dr. Gibbons holds a Sc.B. from Brown University, an M.A. in philosophy, politics and economics from Oxford University, where he studied as a Rhodes Scholar, and a Ph.D. in organic chemistry from Harvard University.

      Conrad A. Plimpton has served as the Chairman of the Board of Directors of the Company and Gemini Re since December 1998. Since 1979, Mr. Plimpton has been a Managing Director of the Sponsor. He is a founding shareholder and director of Troy Corporation, a supplier of biocides and other additives to the paints and coatings industry, and a founding shareholder, director and Chairman of Inolex Chemical Company, a chemicals supplier. From 1987 until 1998, he served in various positions with HiRoss Holdings Ltd, a manufacturer of computer and telecommunications cooling systems, and its successor, HiRoss Holding AG. He was Chairman of the Board and a director of Exide Electronics Group Inc., a supplier of power management systems for computers and other electronic equipment, from its inception in 1982 until its sale to BTR plc in 1997 and was its Secretary from 1982 until 1991. From 1971 to 1974, he was an associate and later a partner of Frontenac Company, a venture capital firm. From 1969 to 1970, he was employed as an investment banker with Kuhn Loeb & Co., an investment banking firm that later became Lehman Holdings Inc., and from 1967 to 1969, he was employed as a consultant with McKinsey & Co., a management consulting firm. Mr. Plimpton holds a B.A. from Harvard University in high energy experimental physics, an M.S. from the University of Chicago in physical sciences and an M.B.A. from the University of Chicago. Mr. Plimpton is the father of John C. Plimpton.

      Philip L. Yang has served as the Deputy Chairman of the Board of Directors of the Company and Gemini Re since December 1998. Mr. Yang has been the sole shareholder, director and President of Willowbridge since 1992, and also held those positions from the time he formed Willowbridge in 1988 through 1989. He is individually registered with the CFTC as a CTA and a CPO and is a member of the NFA in such capacities. He is also a principal of Union Spring, Doublewood, Inc. and Limerick Financial Corporation, entities registered as CPOs and CTAs and NFA members affiliated with Willowbridge. From 1983 to 1988 and from 1989 to 1992, he was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research and later as Director of Commodity Trading. Mr. Yang holds a bachelor's degree with honors from the University of California at Berkeley and a master's degree from The Wharton School of the University of Pennsylvania.

      John C. Plimpton has served as a director of the Company and Gemini Re since December 1998. Since 1995, he has been Director of Investments at Willowbridge, responsible for raising assets and for evaluating investment opportunities in insurance and financial services for Willowbridge and its affiliates, including Union Spring. From 1993 to 1995, Mr. Plimpton was owner and President of Plimpton Financial Group, a life insurance business affiliated with Massachusetts Mutual Life Insurance Company. He is a director of the Sponsor. He is a shareholder and director of several privately held businesses, including Inolex Chemical Company. He holds a B.A. in economics from the University of Chicago and an M.B.A. in corporate finance and corporate accounting from the William E. Simon School of Management at the University of Rochester. He earned his Chartered Life Underwriter and Chartered Financial Consultant designations from the American College. Mr. Plimpton is the son of Conrad A. Plimpton.

      John R. Zumbrunn has served as a director of the Company and Gemini Re since December 1998. Since 1997, he has been President of Millstone Portfolio Management, an affiliate of Willowbridge. Since 1985, Mr. Zumbrunn has served as the Managing Director of Princeton Investment Technologies, a registered investment advisor. From 1991 to 1994, he was Vice President, Director of Research of Tricom U.S.A., Inc., a managed futures and alternative investments fund. He has over 20 years of investment, trading and quantitative research experience with Chemical Bank, The Prudential Insurance Company of America, Salomon Brothers Inc and Commodities Corporation. Mr. Zumbrunn holds a Ph.D. in mathematics from the University of California at Berkeley and an A.B. in mathematics from Princeton University and has taught mathematics at Columbia University and City University of New York.

PROVISIONS GOVERNING THE BOARD OF DIRECTORS

Number and Terms of Directors

      Upon consummation of the Offerings, the Board of Directors is expected to
consist of    members. The Bye-Laws provide that the Board of Directors will be divided into three classes. The first class, whose initial term expires at the first annual meeting of the Company's shareholders following the consummation
of the Offerings, is comprised of Messrs.                    ; the second
class, whose initial term expires at the second annual meeting of the Company's shareholders following the consummation of the Offerings, is comprised of Messrs. Gibbons, John Plimpton and Zumbrunn; and the third class, whose initial term expires at the third annual meeting of the Company's shareholders following the consummation of the Offerings, is comprised of Messrs. Brown, Conrad Plimpton and Yang. Following their initial terms, all classes of directors will be elected to three-year terms.

Committees of the Board

      The Board of Directors has established Underwriting, Investment, Audit, Compensation and Nominating committees. Each committee reports to the Board of Directors.

      Underwriting Committee. The Board of Directors has established an Underwriting Committee to establish, review and monitor the Company's underwriting policies, review underwriting decisions, monitor any appointed underwriting services provider, advise the Board of Directors with respect to actuarial and pricing services and otherwise monitor the risks insured by the
Company. The Underwriting Committee presently consists of Messrs.          .

      Investment Committee. The Board of Directors has established an Investment Committee to establish, review and monitor Gemini Re's investment policies and to review investment decisions and the performance of Union Spring and the Sub-Managers. The Investment Committee consists of Messrs. Yang (Chairman), Conrad Plimpton, Brown and Gibbons.

      Audit Committee. The Board of Directors has established an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board of Directors the appointment of independent auditors. The Audit Committee presently consists of Messrs.
                      .

      Compensation Committee. The Board of Directors has established a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board of Directors with respect to such policies and procedures. The Compensation Committee also administers the Incentive Plan and the Company's other compensation plans. The Compensation Committee presently consists of Messrs. Conrad Plimpton and Yang.

      Nominating Committee. The Board of Directors has established a Nominating Committee to propose to the shareholders and the Board of Directors a slate of individuals to be director candidates in connection with elections of directors or to fill vacancies. The Nominating Committee presently consists of Messrs.
                     .

Compensation of Directors

      Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof. Non-employee directors will receive cash in the amount
of $       per annum and $      per Board of Directors or committee meeting
attended. The non-employee Chairman of the Board will receive an additional
$      per annum. Non-employee directors also will receive options to acquire
          Common Shares, in each case upon the later of (1) their election to the Board of Directors or (2) the consummation of the Offerings. All such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Shares on the date of grant, except for any options granted upon consummation of the Offerings, which will have an exercise price equal to the initial public offering price per share. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will
receive options to acquire       Common Shares. Such options will be
immediately exercisable if granted on or after the first anniversary of the consummation of the Offerings and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. If any such options are granted before the first anniversary of the consummation of the Offerings, they will not become exercisable until such first anniversary. All directors will be reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee is or was an officer or employee of the Company, nor has any executive officer of the Company served as a director or a member of the compensation committee of any other company, one of whose executive officers serves as a member of the Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

      The Company did not pay any compensation to its executive officers during the fiscal period ended December 31, 1998. Messrs. Brown and Gibbons will receive compensation from the Company upon consummation of the Offerings pursuant to the terms of their respective employment agreements.

EMPLOYMENT AGREEMENTS

      The Company, Gemini Re and Mr. Brown have entered into an Employment Agreement under which Mr. Brown has agreed to serve as Chief Executive Officer and President of the Company and Gemini Re for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one-year terms thereafter, subject to 90 days' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Brown is entitled to receive an annual salary of $500,000 and will be eligible to participate in all employee benefit programs maintained by the Company. Mr. Brown's Employment Agreement provides that he will be eligible for an annual bonus based on performance targets to be established by the Compensation Committee of the Board of Directors.

      The Company, Gemini Re and Mr. Gibbons have entered into an Employment Agreement under which Mr. Gibbons has agreed to serve as Chief Financial Officer and Treasurer of the Company and Gemini Re for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one-year terms thereafter, subject to 90 days' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Gibbons is entitled to receive an annual salary of $350,000 and will be eligible to participate in all employee benefit programs maintained by the company. Mr. Gibbons' Employment Agreement provides that he will be eligible for an annual bonus based on performance targets to be established by the Compensation Committee of the Board of Directors.

      The Employment Agreements of Messrs. Brown and Gibbons provide that each of them will receive, subject to the consummation of the Offerings, options to purchase Common Shares under the Incentive Plan. Mr. Brown will receive options to purchase Common Shares equal to 5% of the Company's Common Shares outstanding immediately following the consummation of the Offerings and the
Direct Sales. Mr. Gibbons will receive options to purchase           Common
Shares. The exercise price of the options to be awarded under the Employment Agreements will be equal to the initial public offering price per share. The options become exercisable in three equal annual installments beginning on the first anniversary of the consummation of the Offerings, provided, however, that upon a change in control of the Company, the options will become exercisable immediately.

INCENTIVE PLAN

      The Company has adopted the Gemini Re 1998 Long Term Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the award of options to purchase Common Shares, appreciation rights (the "SARs"), awards of Common Shares (which may be subject to restrictions) and performance units. The number of Common Shares that may be awarded under the Incentive Plan shall not exceed
        Common Shares in the aggregate, no more than         Common Shares may
be awarded to any one individual in any one-year period and the aggregate cash payout with respect to awards under the Incentive Plan in any calendar year for any one individual may not exceed $2.5 million. Common Shares issued under the Incentive Plan may be authorized and unissued or treasury Common Shares. In the event of certain transactions affecting the type or number of outstanding Common Shares, the number of Common Shares subject to the Incentive Plan, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted.

      The Incentive Plan is administered by a committee of the Board of Directors consisting of two or more non-employee directors appointed by the Board of Directors (the "Committee"). The Board of Directors has designated the Compensation Committee to act as the Committee. The Committee will determine which employees of the Company shall be eligible to receive awards under the Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards.

      Options awarded under the Incentive Plan may be either incentive stock options that are intended to satisfy the requirements of Section 422 of the Code, or nonqualified stock options that are not intended to satisfy Section 422 of the Code. SARs may be granted in tandem or otherwise in connection with options or may be granted as free-standing awards. Exercise of an option will result in the corresponding surrender of any tandem SAR. The exercise price of an option or SAR may not be less than the fair market value of a share of Common Shares on the date on which the option or SAR is granted. Options and SARs will be exercisable in accordance with the terms established by the Committee. Options and SARs will expire on the date determined by the Committee, which shall not be later than the earliest to occur of (1) the tenth anniversary of the grant date, (2) the first anniversary of the participant's termination of employment by reason of death or disability, (3) the third anniversary of the participant's termination of employment by reason of retirement or (4) the three-month anniversary of the participant's termination of employment for any other reason. If an SAR is issued in tandem with an option, the expiration date for the SAR shall be the expiration date for the related option. The Compensation Committee may, in its discretion, accelerate the date on which an option may be exercised.

      Under the Incentive Plan, the Committee may grant awards of Common Shares to participants, which shall be subject to such conditions and restrictions, if any, as the Committee may determine. During the period a stock award is subject to restrictions or limitations, the Committee may award the participant dividend rights with respect to such Common Shares.

      The Committee may also award participants performance units, which entitle the participant to receive value for the units at the end of a performance period to the extent provided under the award. The number of units and the performance measures and periods shall be established by the Committee at the time any such award is made.

      All awards under the Incentive Plan will accelerate and become fully vested upon a change in control of the Company.

      The Company intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable under the Incentive Plan promptly following the first anniversary of the consummation of the Offerings.

      The following table sets forth information concerning options to be granted by the Company to its executive officers under the Incentive Plan upon consummation of the Offerings.

                             INITIAL OPTION GRANTS

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                                                                      ANNUAL RATE OF
                                                                    COMMON SHARE PRICE
                                                                     APPRECIATION FOR
                                     INDIVIDUAL GRANTS                OPTION TERM(1)
                         ----------------------------------------- ---------------------
                         NUMBER OF
                           COMMON
                           SHARES   PERCENT OF EXERCISE
                         UNDERLYING  OPTIONS    PRICE
                          OPTIONS   GRANTED TO   PER    EXPIRATION
NAME                     GRANTED(A) EMPLOYEES   SHARE    DATE(2)       5%        10%
----                     ---------- ---------- -------- ---------- ---------- ----------
David A. Brown..........                        $15.00     2009
E. Grant Gibbons........                        $15.00     2009

--------
(1) The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the Commission and should not be construed as projected appreciation rates for the price of the Common Shares.

(2) The options vest ratably over a period of three years.
(3) The options expire on the tenth anniversary of the consummation of the Offerings.

                             PRINCIPAL SHAREHOLDERS

      The table below sets forth the expected beneficial ownership of Common Shares, after giving effect to the Offerings and the Direct Sales, (1) by all persons who are expected beneficially to own 5% or more of the Common Shares,
(2) by each director and executive officer of the Company and (3) by the directors and executive officers of the Company as a group (assuming no exercise of the Underwriters' over-allotment options). Certain directors and officers of the Company have expressed their intention to purchase the Common Shares indicated in the table below in the Direct Sales, but are under no obligation to purchase any such Common Shares.

                                                      NUMBER OF    PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL OWNERS(1)       COMMON SHARES COMMON SHARES
     ----------------------------------------       ------------- -------------
David A. Brown....................................
E. Grant Gibbons..................................
Conrad A. Plimpton (2)............................
Philip L. Yang (3)................................
John C. Plimpton..................................
John R. Zumbrunn..................................
All directors and executive officers as a group (6
 persons).........................................

--------
*  Less than 1%
(1) The Purpose Trust currently owns 12,000 Common Shares which constitute all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled.
(2) Includes       Common Shares to be purchased by            , an affiliate
    of Mr. Plimpton, in the Direct Sales. See "Certain Transactions--Sponsor Relationships."
(3) Includes       Common Shares to be purchased by            , an affiliate
    of Mr. Yang, in the Direct Sales. See "Certain Transactions--Investment Manager Relationships."

                              CERTAIN TRANSACTIONS

      The following descriptions summarize certain relationships and the terms of certain agreements of the Company. Because these descriptions are summaries, they do not contain all of the information that may be important to you. We have filed copies of these agreements as exhibits to the Registration Statement of which this prospectus is a part.

SPONSOR RELATIONSHIPS

      Mr. Conrad Plimpton, the Chairman of the Board of Directors, is a Managing Director of the Sponsor, and Mr. John Plimpton, a director of the Company and Gemini Re, is a director of the Sponsor. See "Management--Directors and Executive Officers." Pursuant to an agreement between the Sponsor and the Company, the Sponsor has agreed to provide certain services in connection with the Offerings and the sales to the Strategic Investors, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offerings and such other services as the Company or the Sponsor deems appropriate. Pursuant to such Agreement, the Company is obligated upon consummation of the Offerings to pay a fee to the
Sponsor of $          and reimburse the Sponsor for expenses it incurs in
connection with performing services under its agreement with the Company. At
            , 1999, the Sponsor had incurred expenses of approximately
$       . Upon
consummation of the Offerings, expenses incurred by the Sponsor, on the
Company's behalf, are currently estimated to be approximately $         .

      Mr. Conrad A. Plimpton and his affiliate have agreed to purchase Common Shares and warrants to purchase Common Shares for an aggregate purchase price of $1 million as part of the Direct Sales. See "Direct Sales."

      The Sponsor has loaned $12,000 to the Purpose Trust, which will be repaid upon consummation of the Offerings.

INVESTMENT MANAGER RELATIONSHIPS

      Philip L. Yang, the Vice Chairman of the Board of Directors, is the sole owner, director and chairman of Union Spring. See "Management--Directors and Executive Officers." Gemini Re has entered into the Investment Management Agreement with Union Spring, under which Union Spring will be responsible for managing the Company's investment portfolio. Pursuant to such agreement, Union Spring is entitled to receive certain management and incentive fees, a portion of which is payable in Common Shares of the Company. See "Business--Investment Managers."

      Union Spring has been granted rights to require the Company to register the Common Shares it receives under the Investment Management Agreement. See "Shares Eligible for Future Sale."

      Mr. Yang and his affiliate have agreed to purchase Common Shares and warrants to purchase Common Shares for an aggregate purchase price of $ million as part of the Direct Sales. See "Direct Sales."

      Mr. John Plimpton, a director of the Company, is a principal of Willowbridge. See "Management--Directors and Executive Officers." Mr. Zumbrunn, a director of the Company, is an officer of an affiliate of Willowbridge. See "Management--Directors and Executive Officers."

MANAGEMENT RELATIONSHIPS

      The Company's executive officers, Messrs. Brown and Gibbons have expressed their non-binding intention to purchase Common Shares for an
aggregate purchase price of $22 million and $   , respectively, directly from
the Company as part of the Direct Sales. Similarly, certain directors of the Company have expressed their intention to purchase an aggregate of
Common Shares directly from the Company as part of the Direct Sales. Because the Common Shares sold to the officers and directors will not be sold through the Underwriters as part of the Offerings, the purchase price per share will be equal to the initial public offering price per share, less the per share underwriting discounts and commissions. The Company intends to make loans to
Messrs. Brown and Gibbons in the amounts of $20 million and $       ,
respectively, to partially finance such purchases in the event such purchases
are completed. Such loans will be non-recourse, will bear interest at    % per
annum and must be repaid within     years of the consummation of the Direct
Sales. Any such purchases will be completed simultaneously with the consummation of the Offerings and the other Direct Sales. See "Direct Sales."

                          DESCRIPTION OF CAPITAL STOCK

      The following description of the Company's capital stock summarizes certain provisions of the Company's Memorandum of Association (the "Memorandum of Association") and its Bye-Laws. Because this is a summary, it does not contain all the information that may be important to you. We have filed copies of the Memorandum of Association and the Bye-Laws as exhibits to the Registration Statement of which this prospectus is a part.

GENERAL

      The Company's authorized share capital consists of: (1) 75,000,000 Common
Shares, of which            Common Shares will be outstanding upon consummation
of the Offerings and the Direct Sales and (2) 1,000,000 preferred shares, par value $1.00 per share (the "Preferred Shares"), none of which will be
outstanding. In addition, an aggregate of           Common Shares will be
issuable upon the exercise of outstanding warrants and an aggregate of
          Common Shares will be issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings. The warrants and the options will not be immediately exercisable upon consummation of the Offerings. If the Underwriters' over-allotment options
are exercised in full,            Common Shares will be outstanding. The
Purpose Trust currently owns 12,000 Common Shares, which constitutes all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000, and such Common Shares will be cancelled.

COMMON SHARES

      Holders of the Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding Common Shares. Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present.

      In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Shares are entitled to share equally and ratably in the assets of the Company, if any remain after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Shares.

      Limitation on Voting Rights. If and for as long as the number of issued Controlled Shares of any person would constitute 10% or more of the combined voting power of the issued voting shares of the Company (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

                              (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

    "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Common Shares or voting Preferred Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.

      The Formula will be applied successively as many times as may be necessary to ensure that no person (except as excluded from the application of the Formula above) will be a Controlling Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. "Controlling Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued voting shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

      The Company is authorized to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Company may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

      The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a Controlling Shareholder at any time.

      Restrictions on Transfer. The Bye-Laws contain several provisions restricting the transferability of Common Shares. Any transfer of shares that results in (1) any shareholder (other than an Investment Company) beneficially owning more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holding Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) any adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders, requires the prior approval of the Board of Directors. The Bye-Laws provide that any such transfer without prior approval of the Board of Directors shall not be registered in the share register of the Company and shall be void and of no effect. The Bye-Laws also provide that if the Board of Directors in its absolute discretion determines that (1) any shareholder (other than an Investment Company) beneficially owns more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holds Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or any part of the Common Shares held by such shareholder to the extent the Board of Directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such Common Shares will be the fair market value of such shares.

      The Company is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.

      Conyers Dill & Pearman, Bermuda counsel to the Company, have advised the Company that while the precise form of the restrictions on transfer contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such Common Shares will be deemed to own such Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of the Company.

      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. The Bye-Laws also provide that the Board may suspend the registration of transfers at such time and for such periods as the Board may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

PREFERRED SHARES

      Pursuant to the Bye-Laws and Bermuda law, the Board by resolution may establish one or more series of Preferred Shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Board without any further shareholder approval, which, if any such Preferred Shares are issued, will include restrictions on voting and transfer intended to avoid having the Company constitute a "controlled foreign corporation" for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of Preferred Shares could also adversely affect the voting power of the holders of Common Shares, deny shareholders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and have a depressive effect on the market price of the Common Shares. The Company has no present plan to issue any Preferred Shares.

WARRANTS

      Upon consummation of the Offerings and the Direct Sales, warrants to
purchase an aggregate of         Common Shares will be outstanding. The
exercise price of the warrants is $15.00 per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the exercise price for the warrants or below the then current fair market value of the Common Shares. The warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Direct Sales. In the event of a change of control of the Company, the warrants then outstanding will become immediately exercisable. The warrants will expire on the tenth anniversary of the consummation of the Direct Sales.

      The warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the warrants, and have entered into agreements with the Underwriters under which they have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, hypothecate, grant any option to purchase, or otherwise transfer or dispose of (or announce any offer, sale, offer to sell, contract of sale, assignment, pledge, hypothecation, grant of any option to purchase, or other transfer or disposition of) such Common Shares or the warrants for a one-year period from the date of this prospectus without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters, and the Company. See "Shares Eligible for Future Sale," "Direct Sales" and "Underwriting."

OPTIONS

      Upon consummation of the Offerings, there will be           Common Shares
issuable upon the exercise of outstanding options and         Common Shares
reserved for future issuance pursuant to the Incentive Plan. See "Management-- Incentive Plan."

      The Company intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Incentive Plan promptly following the first anniversary of the consummation of the Offerings. The individuals who will be granted options upon consummation of the Offerings have entered into agreements with the Underwriters under which they have agreed not to offer, sell or offer to sell, contract to sell, assign, pledge, hypothecate, grant any option to purchase, or otherwise transfer or dispose of (or announce any offer, sale, offer to sell, contract of sale, assignment, pledge, hypothecation, grant of any option to purchase, or other transfer or disposition of) such options for a one-year period from the date of this prospectus without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."

BYE-LAWS

      The Bye-Laws provide for the corporate governance of the Company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the Company.

      The Bye-Laws provide that the Board shall be elected annually and shall consist of three approximately equal classes, each class to be elected to serve for a three-year term. Shareholders may only remove a director prior to the expiration of such director's term at a special meeting of shareholders at which a majority of the votes cast thereon is cast in favor of such action. A special meeting of shareholders may be convened by the Chairman or any two directors or any director and the Secretary or the Board of Directors or on the request of shareholders holding not less than 10% of the paid-up share capital of the Company that carries the right to vote at general shareholders' meetings.

      The Bye-Laws provide that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the Board at which such director is not personally present and generally to perform at such meeting all the functions of such director. In addition, the Board may delegate any of its powers to a committee appointed by the Board, which may consist partly or entirely of non-directors.

TRANSFER AGENT

      The Company's registrar and transfer agent for the Common Shares is
                                  .

DIFFERENCES IN CORPORATE LAW

      The Companies Act 1981 of Bermuda (the "Act"), which applies to the Company, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Act (including modifications adopted pursuant to the Bye-Laws) applicable to the Company which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

      Interested Directors. Bermuda law and the Bye-Laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

      Mergers and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when such business is within the Company's business purpose as set forth in the Memorandum of Association. The Company may, with the approval of a majority of votes cast at a general meeting of the shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

      Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

      Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association or the Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. The Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

      Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

      Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda, which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. The shareholders have the additional right to inspect the Bye-Laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Upon consummation of the Offerings and the Direct Sales, the Company will
have            Common Shares outstanding, warrants to purchase an aggregate of
          Common Shares and options to purchase an aggregate of
Common Shares. If the Underwriters' over-allotment options are exercised in
full,            Common Shares are expected to be outstanding. The warrants and options will not be exercisable immediately upon consummation of the Offerings. See "Management--Incentive Plan," "Description of Capital Stock--Warrants" and "Direct Sales." Except as disclosed in "Description of Capital Stock-- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales to the Company's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales, the Common Shares underlying the warrants and the options and the Common Shares issued to Union Spring are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act except pursuant to an exemption from registration.

      The Company, its directors and officers and the Strategic Investors have executed agreements (the "lock-up agreements") under which they have agreed that they will not, directly or indirectly, without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters, and, in the case of the Strategic Investors, both Merrill Lynch, on behalf of the Underwriters, and the Company, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this prospectus. Such agreements do not prevent the Company from granting options under the Incentive Plan so long as such options are not exercisable until one year from the date of this prospectus. Merrill Lynch & Co. may, in its discretion (except that, in the case of the Strategic Investors, Merrill Lynch & Co. must act jointly with the Company), at any time and without notice, release all or any portion of the securities subject to such lock-up agreements.

      The Strategic Investors and Union Spring have been granted rights to require the Company to register under the Securities Act the Common Shares purchased by the Strategic Investors in the Direct Sales, the Common Shares underlying the warrants and the Common Shares issued under the Investment Management Agreement, respectively. The holders of the Common Shares and warrants sold to the Strategic Investors in the Direct Sales each have the right to require the registration under the Securities Act of all or a portion of the Common Shares sold to the Strategic Investors in the Direct Sales or underlying the warrants for sale in an underwritten public offering two times if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, holders of 30% or more of such Common Shares give written notice to the Company requesting such registration. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Merrill Lynch & Co., on behalf of the Underwriters. Union Spring has the right to require the registration under the Securities Act of all or a portion of the Common Shares issued under the Investment Management
Agreement (so long as such amount is not less than       Common Shares) for
sale in an underwritten public offering if, at any time after their issuance, Union Spring gives written notice to the Company requesting such registration. In addition, if the Company proposes to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act other than on Form S-4 or Form S-8 or in certain other circumstances including mergers or acquisitions, the holders of the Common Shares and warrants sold to the Strategic Investors in the Direct Sales and Union Spring have the right to request the inclusion of all or a portion of the Common Shares sold in the Direct Sales or underlying the warrants or the Common Shares issued under the Investment Management Agreement in the registration statement, and the Company is required to use commercially reasonable efforts to include such Common Shares in the registration statement.

      In connection with such registrations, the Company is required to bear certain legal, accounting, printing, filing fee and other expenses, including underwriters' discounts, brokers' commissions and similar selling expenses. The registration rights may be transferred to any assignee or transferee of the Common Shares sold to the Strategic Investors in the Direct Sales, the warrants or the Common Shares underlying such warrants.

      The Company also intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Incentive Plan promptly following the first anniversary of the consummation of the Offerings.

      No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offerings, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price that it deems appropriate.

                                  DIRECT SALES

      Concurrently with consummation of the Offerings, the Company will issue
to (1) Strategic Investors            Common Shares and warrants to purchase
           Common Shares in private placement transactions and (2) certain
directors and officers of the Company            Common Shares that will be
registered pursuant to the Securities Act.

STRATEGIC INVESTORS

      The Company has entered into a securities purchase agreement with each of the Strategic Investors for the purchase of Common Shares and warrants as part
of the Direct Sales. An affiliate of Mr. Yang,          , has agreed to
purchase               Common Shares and warrants to purchase an additional
          Common Shares for an aggregate purchase price of approximately $
million. An affiliate of Mr. Conrad Plimpton,          , has agreed to purchase
              Common Shares and warrants to purchase an additional
Common Shares for an aggregate purchase price of approximately $     million.
                has agreed to purchase               Common Shares and warrants
to purchase an additional           Common Shares for an aggregate purchase
price of approximately $     million. The Company did not separately negotiate
a price for the Common Shares and the warrants issued to the Strategic Investors. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $15.00 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the warrants. The warrants will be exercisable at $15.00 per share.

      The issuance of the Common Shares and warrants in the Direct Sales is subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties, delivery of legal opinions and compliance with the parties' respective covenants set forth in the securities purchase agreements. In addition, such issuances to the Strategic Investors are further subject to the satisfaction or waiver of the closing conditions contained in the Underwriting Agreement with respect to the Offerings other than the condition that the sales
in excess of $     million have been made to the Strategic Investors.
Furthermore, such issuances are subject to the condition that the Company will
receive net proceeds of not less than $      million from the Offerings when
they are consummated. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.

DIRECTORS AND OFFICERS

      In addition to the sales being made to the Strategic Investors, the
Company is offering by a separate prospectus up to             Common Shares
directly to its directors and officers at a per share price equal to the initial public offering price per share, less the per share underwriting
discounts, for an aggregate purchase price of approximately $      million.
Messrs. Conrad Plimpton, Yang, Brown and Gibbons have agreed to purchase      ,
     ,       and       Common Shares, respectively. Such purchases of the
Common Shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than Common Shares shall have been consummated. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.

LOCK-UP AND REGISTRATION RIGHTS AGREEMENTS

      Each of the Strategic Investors and each of the individuals that are expected to purchase Common Shares as part of the Direct Sales has executed lock-up agreements. In addition, the Company has granted the Strategic Investors rights to require the Company to register the Common Shares they purchase in the Direct Sales and the Common Shares underlying the warrants issued to them in the Direct Sales. See "Shares Eligible for Future Sales" and "Underwriting."

                           CERTAIN TAX CONSIDERATIONS

      The following summary of taxation of the Company, Gemini Re and the Company's shareholders is based upon current law. The following discussion is a summary of the principal Bermuda and U.S. federal income tax consequences of the ownership and disposition of Common Shares. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire Common Shares and, unless explicitly noted to the contrary, deals only with investors who are U.S. Persons (as defined below) who will hold the Common Shares as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The tax treatment of any particular shareholder may vary depending on such shareholder's particular tax situation or status. Consequently, each prospective shareholder is urged to consult his or its own tax advisors as to the particular tax consequences of the Offerings to such shareholder, including the effect and applicability of federal, state, local and foreign income and other tax laws. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

      As used herein, the term "U.S. Person" means a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source; or any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. Person who holds Common Shares as "capital assets" within the meaning of section 1221 of the Code will be referred to herein as a "U.S. Holder."

      Statements made below as to Bermuda tax law are based on the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company as to such tax laws (subject to the qualifications and assumptions set forth in such opinion). Statements made below as to United States federal income tax law are based upon the opinion of Mayer, Brown & Platt, United States counsel to the Company as to such tax laws (subject to the qualifications and assumptions set forth in such opinion). The statements as to the Company's beliefs and conclusions as to the application of such tax laws to the Company represent the views of the Company's management as to the application of such laws and do not represent legal opinions of the Company or its counsel.

TAXATION OF THE COMPANY AND ITS SUBSIDIARIES

Bermuda

      Under current Bermuda law, there is no income tax or capital gains tax payable by the Company or Gemini Re. The Company and Gemini Re have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, to Gemini Re or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. This assurance is subject to the proviso that it is not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (the Company and Gemini Re are not so currently affected) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to the Company or Gemini Re. The Company and Gemini Re, under current rates, each pay annual Bermuda government fees of BD$1,695 and BD$5,340, respectively, and Gemini Re currently pays annual insurance fees of BD$2,500. It is anticipated that, based on current rates and the consummation of the Offerings, the annual governmental fee payable by the Company will be BD$26,500. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and sundry other taxes, directly or indirectly, to the Bermuda government.

United States

      In general, under current U.S. tax rules and regulations, a foreign corporation is subject to U.S. federal income tax on its taxable income that is treated as effectively connected to its conduct of a trade or business within the U.S. and to the U.S. branch profits tax on its effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the United States. However, pursuant to most U.S. income tax treaties, a foreign corporation is subject to the U.S. federal income tax on its business profits only if it is engaged in the conduct of a trade or business in the U.S. through a permanent establishment located therein. The U.S. has entered into a treaty with Bermuda relating to the taxation of insurance enterprises (the "Bermuda Treaty"). Pursuant to the Bermuda Treaty business profits earned by an insurance company that is a resident of Bermuda may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. However, an insurance enterprise resident in Bermuda will be entitled to the benefits of the Bermuda Treaty only if (1) 50% or more of its equity is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents (the "Bermuda Treaty Benefits Test"). For purposes of the Bermuda Treaty, a permanent establishment generally is defined to include a branch, office or other fixed place of business through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the U.S., authority to conclude contracts in the name of the corporation.

      The Company believes, based on the advice of counsel and the activities of the Company and Gemini Re with respect to the United States, that the Company and Gemini Re should not be subject to U.S. federal net income tax imposed on their business income. It is anticipated that the Company and Gemini Re will operate in the future so as not to be engaged in the conduct of a trade or business in the U.S. However, as there are no definitive standards provided by the Code, regulations or court decisions as to those activities that constitute being engaged in the conduct of a trade or business within the United States, and as the determination is essentially factual in nature, there can be no assurance that the IRS will not contend successfully that the Company and/or Gemini Re is engaged in a trade or business in the United States. If the Company and/or Gemini Re were deemed to be so engaged, that entity would be subject to U.S. income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the entity is entitled to relief under the permanent establishment provision of the Bermuda Treaty, as discussed below.

      It is uncertain whether Gemini Re will be entitled to relief under the permanent establishment provisions of the Bermuda Treaty upon completion of the Offerings or at any time thereafter as it cannot be predicted whether Gemini Re would satisfy the Bermuda Treaty Benefits Test. No regulations interpreting the Bermuda Treaty have been issued. However, as stated above, while there can be no assurances, the Company believes that Gemini Re will not be engaged in the conduct of a U.S. trade or business. Moreover, the Company does not believe that Gemini Re will have a permanent establishment in the United States.

      If the Company or Gemini Re is subject to U.S. federal income tax, that entity would be taxed at regular corporate rates on all of its income that is effectively connected with the conduct of its U.S. business (or, in the case of Gemini Re, all of its income attributable to its U.S. permanent establishment if Gemini Re is entitled to the benefits of the Bermuda Treaty). In addition, the Company or Gemini Re would be subject to the branch profits tax. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Penalties may be assessed for failure to file tax returns. The Company and Gemini Re intend to file protective U.S. income tax returns on a timely basis in order to preserve their right to claim tax deductions and credits if either company subsequently is determined to be subject to U.S. tax on a net basis. The highest marginal federal income tax rates currently are 35% for a corporation's effectively connected income and 30% for the "branch profits" tax. If Gemini Re were deemed to be engaged in business in the United States but did not have a permanent establishment in the United States within the meaning of the Bermuda Treaty and Gemini Re qualified for Bermuda Treaty benefits, there is an argument that premium income of Gemini Re would be exempt from U.S. tax but that its investment income effectively connected with its U.S. business would be subject to U.S. tax on a net basis, and that the branch profits tax may be applicable to that investment income.

      Foreign corporations not engaged in a trade or business in the United States, as well as foreign corporations engaged in the conduct of a U.S. trade or business but only with respect to their income that is not effectively connected with such trade or business, are nonetheless subject to U.S. income tax on certain "fixed or determinable annual or periodical gains, profits and income" (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed at a rate of 30% on the gross income subject to the tax, but the rate may be reduced by applicable treaties, and the tax is eliminated with respect to certain types of U.S. source income, such as portfolio interest.

      The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Gemini Re are 4% for direct casualty insurance and indemnity bonds or 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts.

TAXATION OF SHAREHOLDERS

Bermuda Taxation

      Currently, there is no Bermuda withholding tax on dividends paid by the Company.

United States Taxation of U.S. and Non-U.S. Shareholders

      Taxation of Dividends. Subject to the discussion below relating to the potential application of the "controlled foreign corporation" and "passive foreign investment company" rules, cash distributions made with respect to Common Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of the Company. U.S. Holders generally will be subject to U.S. federal income tax on the receipt of such dividends. Generally, such dividends will not be eligible for the dividends received deduction. To the extent that a distribution exceeds earnings and profits, it will be treated first as a return of the U.S. Holder's basis to the extent thereof, and then as gain from the sale of a capital asset.

      Possible Classification of the Company as a Controlled Foreign Corporation. Under section 951(a) of the Code, each "U.S. 10% shareholder" (as defined below) that, on the last day of the taxable year of which the foreign corporation is a CFC, owns, directly or indirectly through a foreign entity, shares of a foreign corporation that is a "controlled foreign corporation" ("CFC") for an uninterrupted period of 30 days or more during any taxable year must include in its gross income for United States federal income tax purposes its pro rata share of the CFC's "subpart F income" for such year, even if the subpart F income is not distributed. In addition, the U.S. 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property. All of the Company's and Gemini Re's income is expected to be subpart F income. "Subpart F income" includes, inter alia, (1) "foreign personal holding company income," such as interest, dividends, and other types of passive investment income and (2) "insurance income," which is defined to include any income (including underwriting and investment income) that is attributable to the issuing (or reinsuring) of any insurance or annuity contract in connection with property in, liability arising out of activity in, or in connection with the lives or health of residents of, a country other than the country under the laws of which the CFC is created or organized, and which (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a domestic insurance company ("Subpart F Insurance Income"). However, Subpart F income does not include (1) any income from sources within the U.S. which is effectively connected with the conduct of a trade or business within the U.S. and not exempted or subject to a reduced rate of tax by applicable treaty and (2) certain income subject to high foreign taxes.

      Under Code section 951(b), any U.S. Person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), generally applying to family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a foreign corporation such as Gemini Re will be considered to be a "U.S. 10% shareholder." In general, a foreign corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock on any day (the "50% Test"). However, for purposes only of taking into account Subpart F Insurance Income, a foreign corporation such as Gemini Re will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders and certain other conditions that are expected to be met apply.

      In determining the U.S. 10% shareholders of Gemini Re, capital stock of Gemini Re that is held indirectly by U.S. Persons through the Company or any other non-U.S. entity is treated as held by United States Persons. A U.S. Person will be treated as owning indirectly a proportion of the capital stock of Gemini Re corresponding to the ratio that the Common Shares owned by such person bears to the value of all the capital stock of the Company. The Bye-Laws require prior Board of Directors approval for any issuance or transfer of shares that results in (1) any shareholder (other than an Investment Company) beneficially owning more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holding generally, indirectly through foreign entities or constructively more than 9.9% of the outstanding capital stock of the Company or (3) any adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder. The Bye-Laws also provide that if the Board of Directors in its absolute discretion determines that share ownership by any shareholder may result in (1) any shareholder (other than an Investment Company) beneficially owns more than 5.0% of the outstanding capital stock of the Company, (2) any shareholder holds Controlled Shares in excess of 9.9% of the outstanding capital stock of the Company or (3) adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or any part of the shares held by such shareholder to the extent the Board of Directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such Common Shares will be the fair market value of such shares. In addition, the Bye-Laws generally provide that any person holding directly, or by attribution, or otherwise beneficially owning voting shares carrying 10% or more of the total voting rights attached to all of the outstanding capital stock of Gemini Re, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Commission regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of Gemini Re. Further, the Board of Directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the Board of Directors discretion to disregard all votes attached to such shareholder's Common Shares.

      Because of the foregoing provisions, the Company believes that neither the Company nor Gemini Re should be a CFC under the general rules described above. However, there can be no assurance that the Company or Gemini Re will not at some time become a CFC. Each prospective investor should consult its own tax advisor to determine whether its ownership interest in the Company would cause it to become a U.S. 10% shareholder of the Company, Gemini Re or of any subsidiary which may be created by the Company or Gemini Re and to determine the impact of such a classification of such investor.

      RPII Companies. A different definition of "controlled foreign corporation" is applicable in the case of a foreign corporation which earns related person insurance income ("RPII"). RPII is defined in Code section 953(c)(2) as any "insurance income" (as defined above) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII shareholder" (as defined below) of the foreign corporation or a "related person" to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, Gemini Re will be treated as a CFC if its "RPII shareholders" collectively own, directly, indirectly, or by attribution under Code Section 958(b), 25% or more of the total combined voting power or value of such corporation's stock on any day during a taxable year. If Gemini Re is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. Person who owns, directly or indirectly through foreign entities, shares of Gemini Re on the last day of any such taxable year must include in its gross income for United States Federal income tax purposes its allocable share of RPII income of such corporation for the entire taxable year, subject to certain modifications. For purposes of inclusion of Gemini Re's RPII in the income of U.S. Persons who own Common Shares, unless an exception applies, the term "RPII shareholder" includes all U.S. Persons who own, directly or indirectly through foreign entities, any amount (rather than 10% or more) of the Common Shares. Generally, the term "related person" for purposes of the RPII rules means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying constructive ownership principles similar to the rules of section 958 of the Code.

      RPII Exceptions. The special RPII rules do not apply if direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated at all times during the taxable year as owning, directly or indirectly through foreign entities, less than 20% of the voting power and less than 20% of the value of the stock of Gemini Re (the "RPII 20% Ownership Exception"), or the RPII of Gemini Re, determined on a gross basis, is less than 20% of such corporation's gross insurance income for such taxable year (the "RPII 20% Gross Income Exception"), or if certain other exceptions apply. Where no exception applies, each RPII shareholder of Gemini Re on the last day of such corporation's taxable year will be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if all such RPII were distributed proportionately only to such RPII shareholders at that date, but limited by such corporation's current-year earnings and profits and reduced by the RPII shareholder's share, if any, of prior-year deficits in earnings and profits.

      Computation of RPII. In order to determine how much RPII Gemini Re has earned in each taxable year, the Company intends to obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own Common Shares and are U.S. Persons. The Company may not be able to determine whether any of the underlying insureds of the insurance companies to which Gemini Re provides insurance or reinsurance are RPII shareholders or related persons to such shareholders. Consequently, the Company may not be able to determine accurately the gross amount of RPII earned by Gemini Re in a given taxable year. Gemini Re will take reasonable steps to secure such additional information relevant to determining the amount of its insurance income that is RPII as it believes advisable, but there can be no assurance that such information will be sufficient to enable Gemini Re to establish clearly such amount. For any year in which the Company has determined that gross RPII is 20% or more of Gemini Re's gross insurance income, the Company may also seek information from its shareholders as to whether direct or indirect owners of Common Shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. In any such year, the Company will inform all shareholders of RPII per share and RPII shareholders are obligated to file a return reporting such amounts. To the extent the Company is unable to determine whether a direct or indirect owner of Common Shares is a U.S. Person the Company may assume that such owner is not a U.S. Person for the purpose of allocating RPII, thereby increasing the per share RPII amount for all RPII shareholders.

      Apportionment of RPII to RPII Shareholders. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses. Every U.S. Person who owns, directly or indirectly through foreign entities, Common Shares on the last day of any taxable year of Gemini Re in which Gemini Re does not meet either the RPII 20% Ownership Exception or the RPII 20% Gross Income Exception should expect that for such year it will be required to include in gross income its share of such corporation's RPII for the entire year, whether or not distributed, even though it may not have owned the shares for the entire year. A U.S. Person who owns Common Shares during such taxable year but not on the last day of the taxable year, which would normally be December 31, is not required to include in gross income any part of Gemini Re's RPII. The aggregate amount of RPII allocable to U.S. Holders of Common Shares who are required to include RPII of Gemini Re in income for a given taxable year normally is the amount of RPII which bears the same ratio to the total RPII of such corporation for that taxable year as the amount of earnings and profits which would be distributed indirectly through the Company with respect to the Common Shares if all earnings and profits of such corporation were distributed on the last day of that taxable year bears to the total earnings and profits of such corporation for that taxable year which would be distributed with respect to all shares of such corporation owned, directly or indirectly through the Company, by U.S. Holders. If Gemini Re has RPII and the Company makes a distribution of such RPII to a U.S. Holder with respect to the Common Shares, such dividends will not be taxable to the extent of any RPII that has been included in the gross income of such holders for the taxable year in which the distribution was paid or for any prior year.

      Basis Adjustments. A RPII shareholder's tax basis in its Common Shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder's tax basis in its

Common Shares will be reduced by the amount of such distributions that are excluded from income. In general, a RPII shareholder will not be able to exclude from income distributions with respect to RPII that a prior shareholder included in income.

      Information Reporting. Every U.S. Person who "controls" a foreign corporation by owning directly or by attribution more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that foreign corporation, must file a Form 5471 with its U.S. income tax return. However, the IRS has the authority to, and does require, any U.S. Person treated as a U.S. 10% shareholder or RPII shareholder of a CFC that owns shares directly or indirectly through a foreign entity to file a Form 5471. Thus, if Gemini Re's gross RPII for a taxable year constitutes 20% or more of such corporation's gross insurance income for such period, any U.S. Person treated as owning any shares of Gemini Re directly or indirectly on the last day of such taxable year is considered a RPII shareholder for purposes of the RPII rules and will be required to file a Form 5471. In addition, U.S. Persons who own more than 10% in value of the outstanding stock of the Company or Gemini Re at any time during a taxable year are required in certain circumstances to file Form 5471 even if neither corporation is a CFC. For any taxable year in which the Company determines that Gemini Re's gross RPII constitutes 20% or more of such corporation's gross insurance income, the Company intends to mail to all shareholders of record, and will make available at the transfer agent with respect to the Common Shares, Form 5471 (completed with Company information) for attachment to the returns of shareholders. However, the Company's determination of the amount of Gemini Re's gross RPII for a given taxable year may not be accurate because of the Company's inability to gather the information necessary to make such determination. See "Certain Tax Considerations--Taxation of Shareholders--United States Taxation of U.S. and Non-U.S. Shareholders--Computation of RPII." A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder for any purpose under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.

      Tax-Exempt Shareholders. Code section 512(b)(17) requires a tax-exempt entity owning, directly or indirectly through a foreign entity or constructively under Code section 958(b) shares of the Company or Gemini Re, to treat as unrelated business taxable income ("UBTI") within the meaning of Code section 512 the portion of any deemed distribution to such shareholder of Subpart F income under Code section 951(a) that is attributable to insurance income which, if derived directly by such shareholder, would be treated as UBTI. Exceptions are provided for income attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is--(i) the tax-exempt shareholder, (ii) an affiliate of the tax-exempt shareholder which itself is exempt from tax under Code section 501(a), or (iii) a director or officer of, or an individual who (directly or indirectly) performs services for, the tax-exempt shareholder or an exempt affiliate but only if the insurance covers primarily risks associated with the performance of services in connection with the tax-exempt shareholder or exempt affiliate.

      Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If Gemini Re's gross RPII were to equal or exceed 20% of such corporation's gross insurance income, or the Company or Gemini Re were otherwise treated as a CFC (i.e., 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning stock in the Company would be required to treat a portion of the Company's Subpart F income as UBTI. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.

      Dispositions of Common Shares. Subject to the discussion elsewhere relating to the potential application of the "controlled foreign corporation" and "passive foreign investment company" rules, capital gain or loss realized by a U.S. Holder on the sale, exchange or other disposition of Common Shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such holder's basis in Common Shares and the amount realized on the sale, exchange or other disposition. If a U.S. Holder's holding period for the Common Shares is more than one year, any gain will be subject to the U.S. federal income tax at a current maximum marginal rate of 20% for individuals and 35% for corporations.

      Code section 1248 provides that if a U.S. Person owns directly, indirectly through foreign entities or constructively under Code section 958(b), 10% or more of the voting shares of a corporation that is a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares by a RPII shareholder in a foreign corporation that earns RPII and is characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a U.S. 10% shareholder or whether such corporation meets either the RPII 20% Ownership Exception or the RPII 20% Gross Income Exception. Existing Treasury Department regulations do not specifically address whether Code section 1248 would apply when a foreign corporation (such as the Company) is not a CFC but the foreign corporation has an insurance company subsidiary that is a CFC (such as Gemini Re) for purposes of requiring U.S. shareholders to take into account RPII.

      It is the opinion of the Company's United States counsel that Code section 1248 should not apply to dispositions of Common Shares because the Company will not have any U.S. 10% shareholders and the Company is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as the Company which is engaged in the insurance business indirectly through its subsidiaries.

      Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to the Company and Gemini Re is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that any amounts of RPII inclusions reported by the Company to RPII shareholders will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these uncertainties.

      Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of the Company's shares after the Offerings and because a substantial part of Gemini Re's business includes the insurance of U.S. risks, only a portion of the RPII and dividends paid by the Company (including any gain from the sale of Common Shares that is treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitation. It is likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for certain U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

      Passive Foreign Investment Companies. Code sections 1291 through 1298 contain special rules applicable with respect to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its gross income constitutes "passive income" (the "75% Income Test") or 50% or more of its assets produce, or are held for the production of, passive income (the "50% Asset Test"). If the Company were to be characterized as a PFIC, unless United States shareholders make a "QEF election" or "mark to market" election (each as described below), United States shareholders would be subject to a special tax and an interest charge at the time of the sale of, or receipt of an "excess distribution" with respect to, their shares, and a portion of any gain may be recharacterized as ordinary income. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the special tax and interest charges are based on the value of the tax deferral of the taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the holder's period of ownership at the highest marginal tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. Federal income tax for such period. In general, if a United States shareholder owns stock in a foreign corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years.

      The special PFIC tax rules described above will not apply to a United States Holder if the United States Holder elects to have the Company treated as a "qualified electing fund" (a "QEF election") and the Company provides certain information to United States Holders. If the Company is treated as a PFIC, it intends to notify United States Holders and to provide to United States Holders such information as may be required to make such QEF election effective.

      A United States Holder that makes a QEF election will be currently taxable on its pro rata share of the Company's ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively) for each taxable year of the Company, regardless of whether or not distributions were received. The United States Holder's basis in the Common Shares will be increased to reflect taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Common Shares and will not be taxed again as a distribution to the United States Holder.

      Alternatively, a United States Holder of Common Shares in a PFIC that is treated as "marketable stock" may make a mark to market election. An electing United States Holder will not be subject to the PFIC rules described above. Instead, in general, an electing United States Holder will include in each year as ordinary income the excess, if any, of the fair market value of the Common Shares at the end of the taxable year over its adjusted basis and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted basis of the Common Shares over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark to market election). The electing United States Holder's basis in the Common Shares will be adjusted to reflect any such income or loss amounts. The mark to market election is only available with respect to stock traded on certain United States exchanges and other exchanges designated by the United States Treasury. It is anticipated that such election will be available to United States Holders of Common Shares.

      For the above purposes, "passive income" is defined to include income of a kind that would be characterized as foreign personal holding company income under Code section 954(c), and generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business . . ." (the "Insurance Company Exception"). This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it "received directly its proportionate share of the income . . ." and as if it "held its proportionate share of the assets . . ." of any other corporation in which it owns at least 25% of the value of the stock. It is anticipated that Gemini Re should be entitled to the Insurance Company Exception and that it will not have financial reserves in excess of the reasonable needs of its insurance business, and therefore that none of Gemini Re's income or assets will be considered to be passive. Under the look-through rule the Company would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of Gemini Re for purposes of the 75% Income and 50% Asset Tests, and therefore the Company should not be considered a PFIC.

      However, no final regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. Each U.S. person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these rules.

      Other. Dividends paid by the Company to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by Code section 243.

      Except as discussed below with respect to backup withholding, dividends paid by the Company will not be subject to a U.S. withholding tax.

      Information reporting to the IRS by paying agents and custodians located in the U.S. will be required with respect to payments of dividends (if any) on the Common Shares to holders of Common Shares or to paying agents or custodians located in the United States. In addition, a holder of Common Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid by such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's regular Federal income tax liability.

      Sales of Common Shares through brokers by certain U.S. Persons also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other "exempt recipients" as defined in applicable Treasury regulations currently are not subject to back-up withholding. Holders of Common Shares should consult their own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of their Common Shares.

                                    *  *  *

      The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of Common Shares, or of a person treated as a holder of Common Shares for United States Federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of Common Shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING THE COMMON SHARES.

                                  UNDERWRITING

      Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Chase Securities Inc. are acting as representatives (the "U.S. Representatives") of each of the U.S. underwriters named below (the "U.S. Underwriters"). Subject to the terms and conditions set forth in a U.S. underwriting agreement (the "U.S. Underwriting Agreement") among the Company and the U.S. Underwriters, the Company has agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters has agreed severally and not jointly to purchase from the Company, the number of Common Shares set forth opposite its name below.

                                                                        NUMBER
      U.S. UNDERWRITER                                                 OF SHARES
      ----------------                                                 ---------
      Merrill Lynch Pierce, Fenner & Smith
               Incorporated...........................................
      Chase Securities Inc............................................
                                                                          ---
          Total.......................................................
                                                                          ===

      The Company also has entered into an international underwriting agreement (the "International Underwriting Agreement") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"). Merrill Lynch International is acting as lead manager (the "Lead Manager") of the International Managers. Subject to the terms and conditions set forth in the International Underwriting Agreement, the Company has agreed to sell to the International Managers, and the International Managers have agreed severally and not jointly to purchase
from the Company, an aggregate of       Common Shares.

      The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain selected dealers at such price less a concession not in excess
of $      per Common Share. The U.S. Underwriters may allow, and such dealers
may reallow, a discount not in excess of $      per Common Share on sales to
certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      The initial public offering price per Common Share and the underwriting discount per Common Share are identical under the U.S. Underwriting Agreement and the International Underwriting Agreement.

      The U.S. Underwriters have agreed, subject to the terms and conditions set forth in the U.S. Underwriting Agreement, to purchase all of the Common Shares being sold pursuant to the U.S. Underwriting Agreement if any of the Common Shares being sold pursuant to the U.S. Underwriting Agreement are purchased. Likewise, the International Managers have agreed, subject to the terms and conditions set forth in the International Underwriting Agreement, to purchase all of the Common Shares being sold pursuant to the International Underwriting Agreement if any of the Common Shares being sold pursuant to the International Underwriting Agreement are purchased. Under the U.S. Underwriting Agreement and the International Underwriting Agreement, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased under certain circumstances.

      The closings with respect to the sale of Common Shares to the U.S. Underwriters and the International Managers are conditioned upon one another. Likewise, the closing of the Offerings is conditioned upon the simultaneous closing of the sales to the Strategic Investors of Common Shares and warrants
with an aggregate purchase price of at least $      million.

      The Company has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate
of       additional Common Shares at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. The U.S. Underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of the Common Shares offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such U.S. Underwriter's initial amount reflected in the table below. The Company has also granted an option to the International Managers, exercisable for 30 days after the date
of this prospectus, to purchase up to an aggregate of       additional Common
Shares to cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.

      The following table shows the per share and total public offering price, underwriting discount to be paid by the Company to the U.S. Underwriters and the International Managers and the proceeds before expenses to the Company. This information is presented assuming either no exercise or full exercise by the U.S. Underwriters and the International Managers of their over-allotment options.

                                                                   TOTAL  TOTAL
                                                             PER  WITHOUT  WITH
                                                            SHARE OPTION  OPTION
                                                            ----- ------- ------
      Public Offering Price................................ $      $       $
      Underwriting Discount................................ $      $       $
      Proceeds, before expenses to the Company............. $      $       $

      The expenses of the Offerings (excluding the underwriting discount) are
estimated at $      and are payable by the Company.

      The Common Shares are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

      The Company, its officers and directors, the Strategic Investors and the holders of the warrants have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not, directly or indirectly, without the prior written consent of Merrill Lynch, on behalf of the Underwriters (or, in the case of the Strategic Investors, both Merrill Lynch, on behalf of the Underwriters, and the Company), offer, sell, offer to sell, contract to sell, assign, pledge, hypothecate, grant any option to purchase, or otherwise transfer or dispose (or announce any offer, sale, offer to sell, contract of sale, assignment, pledge, hypothecation, grant of any option to purchase, or other transfer or disposition) of any Common Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this prospectus. Such agreements do not prevent the Company from granting options under the Incentive Plan so long as such options are not exercisable until one year from the date of this prospectus. Merrill Lynch may in its discretion at any time and without notice, release all or any portion of the securities subject to such lock-up agreements (except that, in the case of the Strategic Investors, Merrill Lynch must act jointly with the Company).

      The Company has also agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors and the holders of the warrants and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Securities and Exchange Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this prospectus, in each case, without the prior written consent of Merrill Lynch, on behalf of the Underwriters.

      The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell shares will not offer to sell or sell Common Shares to U.S. or Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.

      Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price will be determined by the Company, the U.S. Representatives and the Lead Manager as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.

      The Company has applied to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market")
under the symbol "     ."

      The Underwriters do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.

      The Company has agreed to indemnify the Underwriters against certain liabilities which may be incurred in connection with the Offerings, including certain liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

      Until the distribution of Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives and the Lead Manager are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

      If the Underwriters create a short position in the Common Shares in connection with the Offerings (that is, if they sell more Common Shares than are set forth on the cover page of this prospectus), the U.S. Representatives and the Lead Manager may reduce such short position by purchasing Common Shares in the open market. The U.S. Representatives and the Lead Manager may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      The U.S. Representatives and the Lead Manager may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the Lead Manager purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who initially sold such shares as part of the Offerings.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of that security.

      Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any transaction described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the Lead Manager will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

      The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United States law in connection with the Offerings will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt, which serves as United States counsel to the Company, also served as counsel to the Sponsor in connection with the establishment of the Company and Gemini Re, has served as counsel to Union Spring in connection with the Investment Management Agreement and represents Union Spring on an ongoing basis. Certain matters as to United States law in connection with the Offerings will be passed upon for the Underwriters by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

      The balance sheet of the Company as of December 16, 1998, included in this prospectus and in the Registration Statement has been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement. Certain items are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Shares, you should refer to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete. With respect to each such contract or other document filed as an exhibit to the Registration Statement, you should refer to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

      Upon consummation of the Offerings, the Company will be subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. You can inspect and copy the Registration Statement, the exhibits and schedules forming a part thereof, as well as such reports, proxy and information statements and other information, at the Commission's public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can obtain copies of such material from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

      After giving effect to the Offerings, the Company will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and (2)(i), the Company does not expect that it will be a "foreign private issuer," although there is no assurance of such. If the Company were to be treated as a

"foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

      The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

              GLOSSARY OF SELECTED REINSURANCE AND INSURANCE TERMS

Alien insurer or reinsurer         An insurer or reinsurer organized under the
                                   laws of a non-United States jurisdiction.

Annuity A form of contract sold by an insurer that guarantees a fixed or variable payment to the annuitant over time. Annuity payments can commence immediately or be deferred.

Annuity payouts                    An amount paid at regular intervals under
                                   one of several plans typically available to the annuity owner and/or any other payee.
                                   This amount may be paid on a variable or fixed basis or a combination of both.

Approved actuary                   A person approved by the Minister of
                                   Finance of Bermuda that certifies whether or not, in his opinion, the aggregate amount of the long-term business liabilities of an insurer in relation to its long-term business assets at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet.

Broker One who negotiates contracts of insurance or reinsurance, receiving a commission for placement and other services rendered, between (i) a policyholder and a primary insurer, on behalf of the insured party,
                                   (ii) a primary insurer and reinsurer, on behalf of the primary insurer, or (iii) a reinsurer and a retrocessionaire, on behalf of the reinsurer.

Capacity The measure of an insurer's financial ability to issue contracts of insurance, usually determined by the largest amount acceptable on a given risk or, in certain other situations, by the maximum volume of business it is prepared to accept.

Cedent; Ceding company             See "Reinsurance; Reinsurer."

Duration A measure, expressed in years, of the price sensitivity of a financial instrument to changes in interest rates.

Excess of loss                     A form of reinsurance that indemnifies the
                                   ceding company for the portion of loss that exceeds its own retention.

Facultative reinsurance            A type of reinsurance whereby the reinsurer
                                   is not obligated automatically to accept all or a portion of each risk originally insured by the ceding company. Facultative risks are typically underwritten on a case-by-case basis.

Fixed annuity                      An annuity which guarantees an annuitant
                                   that a specific sum of money will be paid in the future, either as a lump sum or as periodic income. Assets supporting fixed annuities are subject to claims of general creditors of the issuer of the annuity and are sometimes referred to as "general account" annuities.

United States generally accepted
accounting principles ("GAAP")
                                   United States accounting principles as set forth in opinions of the Accounting Principles Board of the American

                                   Institute of Certified Public Accountants and/or statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

Indemnity reinsurance              An arrangement under which an insurance
                                   company (the reinsurer) agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance written on an indemnity basis does not legally discharge the ceding insurer from its liability with respect to its obligations to the insured.

Long term insurer                  Under Bermuda law, a long term insurer
                                   means an insurer carrying on long-term
                                   business, which includes effecting and
                                   carrying out contracts of insurance on
                                   human life or contracts to pay annuities on human life.

Loss portfolio assumptions         An arrangement under which an insurance
                                   company (the reinsurer) agrees to assume the obligations of another insurance company (the "ceding company" or "cedent") for all defined insurance risks underwritten by the ceding company.
                                   Assumption of loss reinsurance written
                                   effectively transfers the ceding company's obligations to the reinsurer and, in most cases, eliminates the ceding company's further liability to the insured.

Net premiums written               Total premiums for insurance written and
                                   reinsurance assumed during a given period less total premiums for insurance and reinsurance ceded to others during such period.

Primary insurer                    An insurance company that contracts with a
                                   customer (the insured) to provide insurance coverage. Such primary insurer may then cede a portion of its business to one or more reinsurers.

Reinsurance; Reinsurer             An arrangement under which an insurance
                                   company (the "reinsurer") agrees to
                                   indemnify or assume the obligations of
                                   another insurance company (the "ceding
                                   company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company.

Reserves Liabilities established by insurers that generally represent the estimated discounted present value of the net cost of claims, repayments or contract liabilities and the related expenses that the insurer will ultimately be required to pay in respect of insurance it has written.

Retention                          The amount or portion of insurance risk
                                   that a ceding company retains for its own account. In quota share reinsurance, the retention may be a percentage of the original policy's limit. In excess of loss business, the retention typically is a dollar amount of loss, a loss ratio or a percentage above a predetermined limit.

Retrocessional reinsurance;
Retrocessionaire
                                   An arrangement under which a reinsurer
                                   cedes to another reinsurer (the
                                   "retrocessionaire") all or a portion of the insurance risks reinsured by the first reinsurer. Retrocessional reinsurance generally does not legally discharge the ceding reinsurer from its liability with respect to its obligations to the original ceding company.

Statutory capital and surplus      The sum of capital and surplus required by
                                   statute or regulation.

Structured settlement contracts    Contracts providing for periodic payments
                                   to a person for a determinable number of years or for life, typically in settlement of an injury claim or a lottery award.

Surplus relief reinsurance;
 Financial reinsurance             A type of reinsurance which is primarily
                                   designed to increase temporarily a ceding company's statutory capital.

Term life insurance                A form of life insurance which provides
                                   mortality protection during a stated period of time, but expires without policy cash value in the event the policy owner survives the stated period.

Underwriting                       The insurer's or reinsurer's process of
                                   reviewing contracts submitted for insurance or reinsurance coverage, deciding whether to accept all or part of the coverage requested and determining the applicable premiums.

Underwriting capacity              The maximum amount of insurance that an
                                   insurance or reinsurance company can
                                   underwrite, which is limited by its
                                   existing capital and surplus. Reinsurance serves to increase an insurer's underwriting capacity by reducing its exposure from particular risks and thereby increasing available surplus.

Underwriting expenses              The aggregate of policy acquisition costs,
                                   including commissions, and the portion of administrative, general and other expenses attributable to underwriting operations.

Unearned premiums                  Premiums written but not yet earned, as
                                   they are attributable to the unexpired
                                   portion of the related insurance contract term.

Universal life insurance           A form of life insurance that combines term
                                   insurance and a cash value savings
                                   component. Premium payments and coverage usually can vary at the option of the policyholder. This coverage can be fixed or variable. Premiums are credited to the account as is interest on the underlying assets. Specific charges are made against the account for the cost of insurance protection and for the insurer's expenses.
                                   This form of life insurance allows
                                   considerable flexibility as to the amount and timing of premium payments and for the level of death benefits provided.

Variable annuity                   An annuity which includes a provision for
                                   benefit payments to vary according to the investment experience of the separate account in which the premiums paid for the annuity are allocated.

Variable life insurance
                                   An investment-oriented form of life
                                   insurance that offers fixed premiums and a minimum death benefit as well as providing a return linked to an underlying portfolio of securities that may be in either a separate or general account of the insurer.

Whole life insurance               A form of life insurance which provides
                                   guaranteed death benefits and guaranteed cash values to policyholders.

                             INDEX TO BALANCE SHEET

Report of Independent Auditors.............................................. F-2
Balance sheet as of December 16, 1998....................................... F-3
Notes to the Balance sheet.................................................. F-4

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND STOCKHOLDER
GEMINI RE HOLDINGS LTD.

      We have audited the accompanying balance sheet of Gemini Re Holdings Ltd. as of December 16, 1998. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gemini Re Holdings Ltd. at December 16, 1998, in conformity with accounting principles generally accepted in the United States of America.

                                                  Ernst & Young

Hamilton, Bermuda
December 18, 1998

                            GEMINI RE HOLDINGS LTD.
                           (INCORPORATED IN BERMUDA)

                                 BALANCE SHEET

                               DECEMBER 16, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)

Cash................................................................. $ 12,000
Deferred equity offering costs.......................................  380,000
                                                                      --------
  Total assets....................................................... $392,000
                                                                      ========
Accounts payable and accrued expenses................................ $380,000
                                                                      --------
Common stock, $1.00 par value, 75,000,000 shares authorized, 12,000 issued and outstanding.............................................. $ 12,000
                                                                      --------
  Total liabilities and common stock................................. $392,000
                                                                      ========

                             See accompanying notes

                            GEMINI RE HOLDINGS LTD.

                           NOTES TO THE BALANCE SHEET

                               DECEMBER 16, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)

1. ORGANIZATION

      Gemini Re Holdings Ltd. (the "Company") was incorporated on December 16, 1998 under the laws of Bermuda to provide multi-line reinsurance and insurance on a worldwide basis, including traditional life and annuity, workers' compensation, medical malpractice and disability reinsurance and structured settlements.

      Codan Trust Company Limited, a Bermuda company, owns $12,000 common shares, which constitutes all of the common shares currently outstanding. This initial capitalization of $12,000, as reflected on the balance sheet, was provided by Plimpton & Co. (the "Sponsor"), and is to be repaid upon consummation of a planned initial public offering (see note 4).

      The Company is in the process of forming a wholly-owned subsidiary through which the Company expects to conduct substantially all of its operations. This subsidiary will be incorporated in Bermuda and will apply for both long-term and Class 3 insurance licenses.

      The Company did not incur any income or expenses that are required to be reported in a statement of income and comprehensive income or a statement of cash flows under accounting principles generally accepted in the United States of America. Therefore, statements of income and comprehensive income and cash flows have not been presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying balance sheet of the Company is prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting and reporting policies to be adopted by the Company:

(a) Investments

  Investments in fixed maturity securities, equity securities and derivative financial instruments designated as trading will be carried at fair value, with related unrealized gains or losses reflected in earnings. Investments in fixed maturity and equity securities designated as available for sale will be carried at fair value, with related unrealized gains or losses excluded from earnings and included in stockholder's equity as a component of accumulated other comprehensive income. Fair value will generally be based on listed market prices. If listed market prices are not available, fair value will be determined based on other relevant factors, including broker or dealer price quotations and valuation pricing models which take into account time value and volatility factors underlying the financial instruments. Realized gains and losses will be recognized using the specific identification method.

  Interest on fixed maturity securities will be recorded as investment income when earned and will be adjusted for any amortization of premium or discount. Dividends will be recorded as income on ex-dividend dates.

(b) Premium income and related expenses

  Premiums from traditional life and annuity policies with life contingencies will be recognized generally as revenue when due from policyholders. Benefits and expenses will be

                            GEMINI RE HOLDINGS LTD.

                               DECEMBER 16, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)

  matched with such revenue so as to result in the recognition of profits over the life of the contracts. This will be achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs.

  Premiums from universal life and investment-type contracts will be reported as deposits to policyholders' account balances. Revenues from these contracts will consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances.

  Property and casualty premiums will be earned pro rata over the terms of the related policies and will be recognized based upon the expected ultimate experience under the agreements. Unearned premiums will represent the portion of premiums written applicable to the unexpired terms of policies in force.

(c) Deferred policy acquisition costs

  For traditional life and annuity policies with life contingencies, costs that vary with and are primarily related to the production of new business will be deferred. Such deferred policy acquisition costs will be subject to recoverability testing at the time of the policy issuance and loss recognition testing at the end of each accounting period. Deferred policy acquisition costs will be charged to expense using assumptions consistent with those used in computing policy reserves. Assumptions as to anticipated premiums will be estimated at the date of the policy issuance and will be consistently applied during the life of the contracts. Deviations from estimated experience will be reflected in earnings in the period such deviations occur. For these contracts, the amortization periods generally will be for the estimated life of the policy.

  For universal life and investment-type products, deferred acquisition costs will be amortized over the expected average life of the contracts as a constant percentage of the present value of estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience, which is updated at the end of each accounting period. In computing amortization, interest shall accrue to the unamortized balance of capitalized acquisition costs at the rate used to discount expected gross profit. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

  For property and casualty contracts, costs that vary with and are directly related to the production of new and renewal business will be deferred by major product groups and amortized over the period in which the related premiums are earned. Such deferred policy acquisition costs will be reviewed to determine that they do not exceed recoverable amounts, after considering anticipated investment income.

(d) Policyholders' account balances and future policy benefits

  The development of policy reserves for the Company's policies will require management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Actual results could differ materially from those estimates.

  Future benefit liabilities of traditional life and annuity contracts with life contingencies will be estimated using actuarial assumptions as to mortality, morbidity, terminations, investment yields and expenses applicable at the time the insurance contracts are made.

                            GEMINI RE HOLDINGS LTD.

                               DECEMBER 16, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)


  When the liabilities for future policy benefits plus the present value of expected future gross premiums for a policy are insufficient to provide for expected future benefits and expenses for that policy, a premium deficiency reserve will be established by a charge to income.

  For universal life and insurance investment contracts, reserves will equal the sum of the policy account balance and deferred revenue charges.

(e) Unpaid property and casualty claims

  Liabilities for unpaid property and casualty claims will include the accumulation of individual case estimates for claims reported and estimates of unreported claims and claim settlement expenses. Estimates will be based upon past claim experience and industry experience modified for current trends as well as prevailing economic, legal and social conditions. Such estimates will be continually reviewed and updated. Any resulting adjustments will be reflected in earnings.

(f) Foreign currency transactions

  The Company's functional currency is the United States dollar. Revenues and expenses denominated in foreign currencies will be translated at the rate of exchange at the transaction date. Assets and liabilities denominated in foreign currencies will be translated at the rate of exchange at the end of a reporting period. Gains or losses resulting from foreign currency transactions will be included in earnings.

(g) Earnings per ordinary share

  The Company will calculate earnings per ordinary share based upon the guidance provided in Statement of Financial Accounting Standards No. 128 "Earnings per Share". This statement requires the presentation of two amounts of earnings per share when the Company has a complex capital structure. These amounts are earnings per ordinary share and earnings per ordinary share assuming dilution.

  Basic earnings per ordinary share will be calculated by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period.

  Diluted earnings per ordinary share will be calculated by dividing the net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period, plus dilutive potential ordinary shares. Options and warrants issued by the Company will be considered dilutive potential ordinary shares and will be included in the calculation using the treasury stock method.

(h) Deferred equity offering costs

  Offering costs incurred in connection with a planned initial public offering will be deferred and deducted from the gross proceeds of the planned offering. Deferred offering costs incurred through December 16, 1998 amount to approximately $380,000 (see note 4).

                            GEMINI RE HOLDINGS LTD.

                               DECEMBER 16, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)


(i) New accounting standard

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The statement also sets forth the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure. SFAS No. 133 requires adoption no later than fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not believe that the adoption of this statement will have a material impact on the Company's financial position, results of operations, comprehensive income or cash flows.

3. INCOME TAXES

      The Company is not required to pay any income or capital gains taxes in Bermuda. The Company has received an assurance from the Minister of Finance of Bermuda under The Exempted Undertakings Tax Protection Act of 1966 of Bermuda that in the event of any such taxes being imposed, the Company will be exempted until 2016. The Company intends to operate in a manner such that it will owe no United States tax other than premium excise tax and withholding taxes on certain investments.

4. AGREEMENTS WITH RELATED PARTIES

      The Company will reimburse the Sponsor for expenses incurred in connection with the planned initial public offering provided that such offering is successfully consummated. The Sponsor has incurred approximately $327,000 of such expenses on behalf of the Company. If such offering is not successfully consummated, the Sponsor will not be entitled to reimbursement of any expenses.

5. STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

      The Company is in the process of forming a wholly-owned subsidiary whose ability to pay dividends and make capital distributions will be subject to certain regulatory restrictions. The subsidiary will apply to receive long-term and Class 3 licenses under the Bermuda Insurance Act 1978, amendments thereto and related regulations. The minimum amount of statutory capital and surplus required by license as a long-term and Class 3 insurer is $1,250,000. In addition, capital distributions greater than 15% of statutory capital require regulatory approval. In this regard, distribution of the subsidiary's capital and retained earnings will be limited to the extent that the above requirements are met. In addition, a minimum statutory liquidity ratio must be maintained.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including                , 1999 (the 25th day after the date
of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                           SHARES

                            GEMINI RE HOLDINGS LTD.

                                 COMMON SHARES


                               -----------------

                                   PROSPECTUS

                               -----------------


                              MERRILL LYNCH & CO.

                             CHASE SECURITIES INC.

                                             , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]
                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED         , 1999

PROSPECTUS

                                       SHARES

                            GEMINI RE HOLDINGS LTD.

                                 COMMON SHARES

                               ----------------

      This is Gemini Re Holdings Ltd.'s initial public offering of Common
Shares. The international managers will offer          shares outside the
United States and Canada and the U.S. underwriters will offer shares in the United States and Canada. This is a firm commitment underwriting.

      We expect the public offering price to be $15.00 per share. Currently, no public market exists for the shares. After pricing the offerings, we expect that the Common Shares will trade on the Nasdaq National Market under the
symbol "     ."

      The Company is also offering by a separate prospectus up to Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price, less the per share underwriting discount. Those sales will be consummated simultaneously with the public offerings.

      INVESTING IN THE COMMON SHARES INVOLVES RISKS WHICH ARE DESCRIBED IN THE
"RISK FACTORS" SECTION BEGINNING ON PAGE    OF THIS PROSPECTUS.

                               ----------------

                                                               PER SHARE TOTAL
                                                               --------- ------
     Public Offering Price....................................  $        $
     Underwriting Discount....................................  $        $
     Proceeds, before expenses, to the Company................  $        $

      The international managers may also purchase up to an additional shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The U.S. underwriters may similarly purchase up to an aggregate of an additional shares.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      We expect that the Common Shares will be ready for delivery in New York,
New York on or about            , 1999.

                               ----------------

MERRILL LYNCH INTERNATIONAL
                                          CHASE MANHATTAN INTERNATIONAL LIMITED

             The date of this prospectus is                 , 1999

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]
                                  UNDERWRITING

      Merrill Lynch International is acting as lead manager (the "Lead Manager") of each of the underwriters named below (the "International Managers"). Subject to the terms and conditions set forth in an international underwriting agreement (the "International Underwriting Agreement") among the Company and the International Managers, the Company has agreed to sell to the International Managers, and each of the International Managers has agreed severally and not jointly to purchase from the Company, the number of Common Shares set forth opposite its name below.

                                                                       NUMBER
      INTERNATIONAL MANAGER                                           OF SHARES
      ---------------------                                          -----------
      Merrill Lynch International...................................
      Chase Manhattan International Limited.........................
                                                                     -----------
          Total.....................................................
                                                                     ===========

      The Company also has entered into a U.S. underwriting agreement (the "U.S. Underwriting Agreement") with certain underwriters within the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"). Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Chase Securities Inc. are acting as representatives (the "U.S. Representatives") of the U.S. Underwriters. Subject to the terms and conditions set forth in the U.S. Underwriting Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have agreed severally and not jointly to purchase from the Company, an
aggregate of            Common Shares.

      The Lead Manager has advised the Company that the International Managers propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain selected dealers at such price less a concession not in excess of
$      per Common Share. The International Managers may allow, and such dealers
may reallow, a discount not in excess of $      per Common Share on sales to
certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      The initial public offering price per Common Share and the underwriting discount per Common Share are identical under the International Underwriting Agreement and U.S. Underwriting Agreement.

      The International Managers have agreed, subject to the terms and conditions set forth in the International Underwriting Agreement, to purchase all of the Common Shares being sold pursuant to the International Underwriting Agreement if any of the Common Shares being sold pursuant to the International Underwriting Agreement are purchased. Likewise, the U.S. Underwriters have agreed, subject to the terms and conditions set forth in the U.S. Underwriting Agreement, to purchase all of the Common Shares being sold pursuant to the U.S. Underwriting Agreement if any of the Common Shares being sold pursuant to the U.S. Underwriting Agreement are purchased. Under the International Underwriting Agreement and the U.S. Underwriting Agreement, the commitments of non-defaulting International Managers or U.S. Underwriters (as the case may be) may be increased under certain circumstances.

      The closings with respect to the sale of Common Shares to the International Managers and the U.S. Underwriters are conditioned upon one another. Likewise, the closing of the Offerings is conditioned upon the simultaneous closing of the sales to the Strategic Investors of Common Shares
and warrants with an aggregate purchase price of at least $     million.

      The Company has granted an option to the International Managers, exercisable for 30 days after the date of this prospectus, to purchase up to an
aggregate of           additional Common Shares at the initial

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS] public offering price set forth on the cover page of this prospectus, less the underwriting discount. The International Managers may exercise this option solely to cover over-allotments, if any, made on the sale of the Common Shares offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such International Manager's initial amount reflected in the table below. The Company has also granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of additional Common Shares to cover over-allotments, if any, on terms similar to those granted to the International Managers.

      The following table shows the per share and total public offering price, underwriting discount to be paid by the Company to the International Managers and the U.S. Underwriters and the proceeds before expenses to the Company. This information is presented assuming either no exercise or full exercise by the International Managers and the U.S. Underwriters of their over-allotment options.

                                                     TOTAL          TOTAL
                                       PER SHARE WITHOUT OPTION  WITH OPTION
                                       --------- -------------- --------------
Public Offering Price.................  $        $              $
Underwriting Discount.................  $        $              $
Proceeds, before expenses to the
 Company..............................  $        $              $

      The expenses of the Offerings (excluding the underwriting discount) are
estimated at $      and are payable by the Company.

      The Common Shares are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

      The Company, its officers and directors, the Strategic Investors and the holders of the warrants have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not, directly or indirectly, without the prior written consent of Merrill Lynch, on behalf of the Underwriters (or, in the case of the Strategic Investors, both Merrill Lynch, on behalf of the Underwriters, and the Company), offer, sell, offer to sell, contract to sell, assign, pledge, hypothecate, grant any option to purchase, or otherwise transfer or dispose (or announce any offer, sale, offer to sell, contract of sale, assignment, pledge, hypothecation, grant of any option to purchase, or other transfer or disposition) of any Common Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this prospectus. Such agreements do not prevent the Company from granting options under the Incentive Plan so long as such options are not exercisable until one year from the date of this prospectus. Merrill Lynch may in its discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements (except that, in the case of the Strategic Investors, Merrill Lynch must act jointly with the Company).

      The Company has also agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors and the holders of the warrants and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Securities and Exchange Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this prospectus, in each case, without the prior written consent of Merrill Lynch, on behalf of the Underwriters.

      The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell Common

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]
Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares will not offer to sell or sell Common Shares to U.S. or Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.

      Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price will be determined by the Company, the Lead Manager and the U.S. Representatives as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.

      The Company has applied to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market")
under the symbol "     ."

      The Underwriters do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.

      The Company has agreed to indemnify the Underwriters against certain liabilities which may be incurred in connection with the Offerings, including certain liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

      Each of the International Managers has represented and agreed that: (a) it has not offered or sold and, prior to that date six months after the date of this Prospectus, it will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute and will not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of Common Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

      Until the distribution of Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the Lead Manager and the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

      If the Underwriters create a short position in the Common Shares in connection with the Offerings (that is, if they sell more Common Shares than are set forth on the cover page of this Prospectus), the Lead Manager and the U.S. Representatives may reduce such short position by purchasing Common Shares in the open market. The Lead Manager and the U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      The Lead Manager and the U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Lead Manager or the U.S. Representatives

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS] purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who initially sold such shares as part of the Offerings.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of that security.

      Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any transaction described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Lead Manager or the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares or the possession, circulation or distribution of this Prospectus or any other material relating to the Company or Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

      Purchasers of the Common Shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the initial offering price set forth on the cover page of this Prospectus.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including                , 1999 (the 25th day after the date
of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                          SHARES

                            GEMINI RE HOLDINGS LTD.

                                 COMMON SHARES


                               -----------------

                                   PROSPECTUS

                               -----------------


                          MERRILL LYNCH INTERNATIONAL

                     CHASE MANHATTAN INTERNATIONAL LIMITED

                                             , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [ALTERNATE PAGE FOR THE DIRECTOR AND OFFICER PROSPECTUS]
                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED             , 1999

PROSPECTUS

                                      SHARES

                            GEMINI RE HOLDINGS LTD.

                                 COMMON SHARES

                               ----------------

      Gemini Re Holdings Ltd. is offering up to             Common Shares
directly to certain of its directors and officers in connection with its initial public offering of Common Shares. These direct sales are to be consummated simultaneously with the public offerings. In the public offerings,
the U.S. underwriters will offer            shares in the United States and
Canada and the international managers will offer            shares outside the
United States and Canada.

      The price per share in this offering will be equal to the public offering price, less the per share underwriting discounts and commissions. We expect the public offering price to be $15.00 per share. Currently, no public market exists for the shares. After pricing the offerings, we expect that the Common
Shares will trade on the Nasdaq National Market under the symbol "     ."

      INVESTING IN THE COMMON SHARES INVOLVES RISKS WHICH ARE DESCRIBED IN THE
"RISK FACTORS" SECTION BEGINNING ON PAGE    OF THIS PROSPECTUS.

                               ----------------

                                                                PER SHARE TOTAL
                                                                --------- ------
     Direct Sales Offering Price...............................  $        $

      The U.S. underwriters may also purchase up to an additional shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an aggregate of an
additional            shares.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      We expect that the Common Shares will be ready for delivery in New York,
New York on or about            , 1999.
                               ----------------


             The date of this prospectus is                 , 1999

      [ALTERNATE PAGE FOR THE DIRECTOR AND OFFICER PROSPECTUS]
                              PLAN OF DISTRIBUTION

      The Company is offering directly the Common Shares offered hereby to certain of its directors and officers at a per share price equal to the initial public offering price per Common Share in the Offerings, less the per share underwriting discount. Such sales will be consummated simultaneously with the Offerings.

            [ALTERNATE PAGE FOR THE DIRECTOR AND OFFICER PROSPECTUS]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including                , 1999 (the 25th day after the date
of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                          SHARES

                            GEMINI RE HOLDINGS LTD.

                                 COMMON SHARES


                               -----------------

                                   PROSPECTUS

                               -----------------


                                             , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the Common Shares being registered hereby. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.

Filing Fee--Securities and Exchange Commission........................ $111,200
Filing Fee--National Association of Securities Dealers, Inc...........   30,500
Quotation Fees--The Nasdaq National Market............................    *
Fees and Expenses of Counsel..........................................    *
Printing Expenses.....................................................    *
Advisory Fee to the Sponsor...........................................    *
Reimbursement of other expenses to the Sponsor........................    *
Fees and Expenses of Accountants......................................    *
Blue Sky Fees and Expenses............................................    *
Miscellaneous Expenses................................................    *
                                                                       --------
    Total.............................................................    *
                                                                       ========

--------
*To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant; (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability; and (c) funds shall be advanced to each director or officer or the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.

      Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

      Reference is made to the form of U.S. Underwriting Agreement and International Underwriting Agreement to be filed as Exhibits 1.1 and 1.2, respectively, hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      Reference is made to the Registration Rights Agreements to be filed as Exhibits 10.2 and 10.8 hereto for provisions providing that the Registrant and certain holders of Common Shares and warrants are each obligated to indemnify the other for certain actions.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

      Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

        (a) On December 16, 1998, the Registrant sold 12,000 Common Shares to the Gemini Re Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offerings and such shares will be cancelled.

      No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits

     EXHIBIT
     NUMBER    DESCRIPTION OF DOCUMENT
     -------   -----------------------
       1.1     Form of U.S. Underwriting Agreement.
     * 1.2     Form of International Underwriting Agreement.
       3.1     Memorandum of Association.
       3.2     Bye-Laws.
     * 4.1     Specimen Common Share Certificate.
     * 4.2     Form of Warrant.
     * 5.1     Opinion of Conyers Dill & Pearman.
     * 8.1     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
     * 8.2     Opinion of Mayer, Brown & Platt.
     *10.1     Investment Management Agreement, dated as of               , 1999,
               between Union Spring and the Registrant and Gemini Re.
     *10.2     Registration Rights Agreement, dated as of              , 1999,
               between the Registrant and Union Spring.
     *10.4     Employment Agreement, dated as of             , 1999, between David
               A. Brown and the Registrant and Gemini Re.
     *10.5     Employment Agreement, dated as of            , 1999, between E. Grant
               Gibbons and the Registrant and Gemini Re.
     *10.6     Gemini Re 1998 Incentive Plan.
     *10.7     Form of Securities Purchase Agreement to be entered into between the
               Strategic Investors and the Registrant.
     *10.8     Form of Registration Rights Agreement to be entered into between the
               Strategic Investors and the Registrant.
     *10.9     Agreement, dated as of         , 1999, between the Sponsor and the
               Registrant.
     *21.1     Subsidiaries of the Registrant.
     *23.1     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
     *23.2     Consent of Mayer, Brown & Platt (included in Exhibit 8.2).
      23.3     Consent of Ernst & Young.
     *99.1     Form F-N.

--------
*To be filed by amendment.

      (b) Financial Statement Schedules

      All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NEW YORK, NEW YORK, ON THE 6TH DAY OF JANUARY, 1999.

                                            Gemini Re Holdings Ltd.

                                               /s/ David A. Brown
                                            By: _______________________________
                                               Name: David A. Brown
                                               Title: Chief Executive Officer
                                                        and President

                               POWER OF ATTORNEY

      EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID
A. BROWN, CONRAD A. PLIMPTON AND JOHN C. PLIMPTON, OR ANY OF THEM, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 6TH DAY OF JANUARY, 1999.

                 SIGNATURE                                  TITLE
                 ---------                                  -----


            /s/ David A. Brown              Chief Executive Officer and President
___________________________________________ (Principal Executive Officer)
              David A. Brown

           /s/ E. Grant Gibbons             Chief Financial Officer and Treasurer
___________________________________________ (Principal Financial and Accounting
             E. Grant Gibbons               Officer)

          /s/ Conrad A. Plimpton            Chairman of the Board of Directors
___________________________________________
            Conrad A. Plimpton

            /s/ Philip L. Yang              Deputy Chairman of the Board of
___________________________________________   Directors
              Philip L. Yang

           /s/ John C. Plimpton             Director
___________________________________________
             John C. Plimpton

           /s/ John R. Zumbrunn             Director
___________________________________________
             John R. Zumbrunn

          /s/ Conrad A. Plimpton            Authorized Representative in the
___________________________________________   United States
            Conrad A. Plimpton


                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
-------   -----------------------
  1.1     Form of U.S. Underwriting Agreement.
* 1.2     Form of International Underwriting Agreement.
  3.1     Memorandum of Association.
  3.2     Bye-Laws.
* 4.1     Specimen Common Share Certificate.
* 4.2     Form of Warrant.
* 5.1     Opinion of Conyers Dill & Pearman.
* 8.1     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
* 8.2     Opinion of Mayer, Brown & Platt.
*10.1     Investment Management Agreement, dated as of               , 1999, between
          Union Spring and the Registrant and Gemini Re.
*10.2     Registration Rights Agreement, dated as of              , 1999, between the
          Registrant and Union Spring.
*10.4     Employment Agreement, dated as of             , 1999, between David A. Brown
          and the Registrant and Gemini Re.
*10.5     Employment Agreement, dated as of            , 1999, between E. Grant Gibbons
          and the Registrant and Gemini Re.
*10.6     Gemini Re 1998 Incentive Plan.
*10.7     Form of Securities Purchase Agreement to be entered into between the
          Strategic Investors and the Registrant.
*10.8     Form of Registration Rights Agreement to be entered into between the
          Strategic Investors and the Registrant.
*10.9     Agreement, dated as of        , 1999, between the Sponsor and the Registrant.
*21.1     Subsidiaries of the Registrant.
*23.1     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
*23.2     Consent of Mayer, Brown & Platt (included in Exhibit 8.2).
 23.3     Consent of Ernst & Young.
*99.1     Form F-N.

--------
*To be filed by amendment.